BETWEEN

NORANDA MINING AND EXPLORATION INC.

AND

BOOKER GOLD EXPLORATIONS LIMITED

Effective October 22, 1997

1.

DEFINITIONS

1.1

For the purpose of this Agreement:

(a)

"Accounting Procedure" means the accounting procedure prescribed from time t,) time by the Management Committee, which shall initially be the accounting procedure forming part of this Agreement and set out in Schedule "C" hereto;

(b)

"Aggregate" means in respect of Expenditures, on any date, the cumulative total of all Expenditures made to that date;

(c)

"Aggregate Property" means the combination of the Hearne Property and Morrison Property;

(d)

"Aggregate Property Joint Venture" means a joint venture formed pursuant to the terms of this Agreement between Noranda and Booker with respect to both the Morrison Property and the Hearne Property in the event Noranda elects to create such a joint venture pursuant to paragraph 9.2(c) of this Agreement;

(e)

"Assets" means the machinery, equipment, Property, Other Tenements, Facilities, Mineral Products, Supplies, and all other assets acquired or held by the Participants with respect thereto or pursuant to this Agreement as the same may exist from time to time;

(f)

"Associated Company" means:

(i)

any corporation which owns directly or through any other means not less than 30% of the outstanding capital stock of a party hereto,

(ii)

any corporation of which a party hereto owns directly or through any other means not less than 30% of the outstanding capital stock, and

(iii)

any corporation of which either of the corporations referred to in paragraphs (i) and (ii) owns directly or through any other means not less than 30% of the outstanding capital stock;

(g)

"Bankable Feasibility Study" means a detailed report prepared by an independent mining engineering firm of good international repute demonstrating that it is commercially viable to place all or any part of the Morrison Property alone or in combination with all or any part of the Hearne Property into Commercial Production at an acceptable rate of return on capital, in such form and detail as is customarily required by institutional lenders of major financing for mining projects, and shall include a reasonable assessment of the mineable ore reserves and their amenability to metallurgical treatment, a complete description of the work, equipment and supplies required to bring such part of the Morrison Property or Hearne Property into Commercial Production, including the requirements for permitting. Environmental

-3

protection and reclamation, and the estimated cost thereof, a description of the mining methods to be employed and a financial appraisal of the proposed operations supported by at least the following information:

(i)

a description of that part of the Morrison Property and\cr Hearne Property to be covered by the proposed mine,

(ii)

the estimated recoverable reserves of minerals and the estimated composition and content thereof,

(iii)

the costs and time estimate for permitting,

(iv)

the proposed procedure for development, mining and production,

(v)

results of ore amenability tests (if any),

(vi)

the nature and extent of the Facilities proposed to be acquired for the purposes of producing and marketing ore, concentrates or precipitates, which may include mill or beneficiation facilities for processing such ore if the size, extent and location of the mineral body makes such mill or beneficiation facilities feasible, in which event the study shall also include a preliminary design for such mill or beneficiation facilities,

(vii)

the total costs, including capital budget, which are reasonably required to permit, purchase, construct and install all structures, machinery and equipment required for the proposed mine, including a schedule of timing of such requirements,

(viii)

all environmental impact studies and costs and all costs of reclamation,

(ix)

the period in which it is proposed that the Morrison Property and\or the Hearne Property shall be brought to Commercial Production,

(x)

such other data and information as are reasonably necessary to substantiate the existence of an ore deposit of sufficient size and grade to justify development of a mine, taking into account all relevant business, tax and other economic considerations; and

(xi)

working capital requirements for the initial four months operations of the Property as a mine or such longer period as may be reasonably justified in the circumstances;

and which will include consideration that the milling of any Mineral Products mined from the Morrison Property will take place off-site in determining whether the Morrison Property is commercially viable on its own;

(h)

"Bankable Feasibility Study Costs" means the costs to conduct and complete the Bankable Feasibility Study on the Morrison Property or the Hearne Property and Morrison Property combined, as the case may be, from the effective date of this Agreement to the date of the delivery of the Bankabl.: Feasibility Study to Noranda;

(i)

"Booker Option" means the sole and exclusive right and option granted by Noranda to Booker to earn an undivided 50% right, title and interest in and to the Morrison Property as more particularly set forth in subsection 4.1 and subject to subsection 4.2;

(j)

 "Booker Option Period" means the period commencing on the date hereof and terminating on the earlier of the termination of the Booker Option or the exercise of the Booker Option;

(k)

"Commercial Production" means the commercial exploitation of Mineral Products from the Property or any part as a mine, but does not include milling for the purpose of testing or milling by a pilot plant. Commercial Production shall be deemed to have commenced on the earliest of:

(i)

if a plant is located on the Property, the last day of a period of 60 consecutive days in which Mineral Products have been processed through such plant at an average rate not less than 75% of the initial design rated capacity of such plant, or

(ii)

if no plant is located on the Property, the first day of the month following the first period of 30 consecutive days during which Mineral Products have been shipped from the Property on a regular basis for the purpose of processing and earning revenue;

(1)

"Cost Share" means the respective shares of Costs and other liabilities to be borne by ,each Participant and for any particular cost or liability shall be equal to the respective Interests of each Participant as determined at the time the cost or liability is incurred;

(m)

"Costs" means Expenditures, Program Overruns, Production Program Costs, Production Program Overruns, Operating Costs wad Reclamation and Remediation Costs (as defined in subsection 19.9), as applicable;

(n)

"Encumbrances" means mortgages, charges, pledges, security interests, liens, actions, claims, demands, third party interests and equities of any nature;

(o)

"Expansion" means:

(i)

any increase of 20% or more in mining capacity from the Property,

(ii)

any increase of 20% or more in the capacity or throughput of any concentrating mill or processing or beneficiation facility to facilitate increased production from the Property whether from an existing mine or in connection with the opening and equipping of an additional mine or mines on the Property; and

(iii)

any development work to be ;ompleted in one calendar year (A) if such work is not required in tit: ordinary course to continue mining as contemplated in the Bankable Feasibility Study and (B) Costs therefor are reasonably estimated by the Operator to exceed $5,000,000;

(p)

"Expenditures" means, without duplication, all costs, expenses, obligations and liabilities of whatever kind or nature directly or indirectly incurred by Booker up to the Participation Date and by the Participants from the date of exercise of the Booker Option up to the implementation of the Production Program in connection with the exploration and development of the Property, including without limiting the generality of the foregoing, monies expended in maintaining the Property in good standing by doing and filing assessment work, in doing geophysical, geochemical and geological surveys, drilling, drifting and other underground work, assaying and metallurgical testing and engineering, in acquiring Facilities, in paying the fees, wages, salaries, travelling expenses, and fringe benefits (whether or not required by law) of all persons engaged in work with respect to and for the benefit of the Property, in paying for the food, lodging and other reasonable needs of such persons and including all costs at prevailing charge out rates for any personnel or officers of the Operator who from time to time are engaged directly or indirectly in work on the Property and an overhead fee equal to 15% of all other Expenditures but excluding any construction or development contracts, to which a 3% management fee shall apply;

(q)

”Facilities" means all mines, plants and facilities including without limitation, all pits, haulageways, and other underground workings, and all buildings, plants, facilities and other structures, fixtures and improvements, and all other property, whether fixed or moveable, as the same may exist at any time in, or on the Property and relating to the operation of the Property as a mine or outside the Property if for the exclusive benefit of the Property only;

(r)

"Hearne Property" means the 22 located mineral claims described in Schedule "B" to this Agreement together with the surface rights, mineral rights, personal property and permits associated therewith (but excluding all timber rights), and shall include any renewal thereof and any other form of successor or substitute title thereto;

(s)

"Interest" means the undivided beneficial percentage interest of the Participants in the Assets and shall be equal to its Interest in the Property as determined pursuant to this Agreement;

(t)

"Joint Venture" means either the Morrison Property Joint Venture or the Aggregate Property Joint Venture, as the case may be, which will be created between Noranda and Booker following the exercise of the Booker Option and subject to exercise of the Noranda Option;

(u)

"KCC Agreement" means that agreement dated July 4, 1995 between Booker and KCC 167 Holdings Ltd. ("KCC") with respect to the Copper 100 and Copper 200 located mineral claims forming part of the Hearne Property under which a 3% net smelter return royalty is payable l:)y Booker to Spence, subject to a total 2% buy-back right for $1,000,000, a true and complete copy of which is attached as Schedule "D" hereto;

(v)

"Management Conunittef:" means a committee formed pursuant to Section 17;

(w)

"Mineral Products" means minerals mined within the area which comprises the Property, to which has been applied the least number of treatments or processes necessary to render the minerals into a substance or state for which there is a commercially significant market, either within or outside North America, of arm's length sales or purchases between unrelated parties;

(x)

"Morrison Property" means the 32 located mineral claims described in Schedule "A" to this Agreement together with the surface rights, mineral rights, personal property and permits associated therewith (but excluding all timber rights), and shall include any renewal thereof and any other form of successor or substitute title thereto;

(y)

"Morrison Property Joint Venture" means a joint venture formed pursuant to the terms of this Agreement between Noranda and Booker with respect to the Morrison Property in the event Noranda elects to create such a joint venture pursuant to paragraph 9.1(a) of this Agreement;

(z)

"Noranda Option" means the option granted by Booker to Noranda under subsection 11.4 of this_ Agreement to increase Noranda's initial Interest in the Aggregate Property Joint Venture to 50%;

(aa)

"Operating Costs" means, for any period after commencement of Commercial Production, all costs, expenses, obligations, liabilities and charges of whatsoever kind or nature actually incurred or chargeable, pursuant to an approved Operating Plan in connection with the operation of the Property as a mine during such period, which costs, expenses, obligations, liabilities and charges include, without duplication and without limiting the generality of the foregoing, the following:

(i)

all costs of or related to the mining of ores or other products and the operation of the Facilities and all costs of or related to marketing of Mineral Products including transportation, commissions and/or discounts,

(ii)

all costs of maintaining in good standing or renewing from time to time the Property and Other Tenements or any interest therein including payment of all government royalties and taxes of any nature whatsoever in connection therewith, other than income taxes of the parties,

(iii)

such amount of cash for working capital as, in the opinion of the Operator, is required for the operation of the Property as a mine,

(i)

(iv)

all costs of or related to operating employee facilities, including housing,

(v)

all duties, charges, levies, royalties, taxes (excluding taxes levied on the in:ome of the parties) and other payments imposed by any government or municipality or department or agency thereof upon or in connection with operating the Property as a mine,

(vi)

a free made by the Operator in accordance with subsection 13.1(0 of this Agreement,

(vii)

fees, wages, salaries, travelling expenses, fringe benefits and severance costs (whether or not required by law) of all persons directly engaged in respect of and for the benefit of the property and all costs involved in paying for the food, lodging and other reasonable needs of such persons,

(viii)

all costs of consulting, legal, accounting, insurance and other services,

(ix)

all exploration expenditures incurred after commencement of Commercial Production,

(x)

all capital costs of operating the Property as a mine including all costs of construction, equipment and mine development including maintenance, repairs and replacements, and any capital expenditures relating to an improvement, expansion, modernization or replacement of the Facilities,

(xi)

all costs for pollution control, reclamation costs and any other related costs incurred or to be incurred in connection with the operation of the Property as a mine,

(xii)

any costs or expenses incurred or to be incurred relating to the termination of the operation of the Property as a mine,

(xiii)

uninsured losses on the Facilities,

and except where specific provision is made otherwise, all Operating Costs shall be determined in accordance with generally accepted accounting principles applied consistently from year to year but such costs shall not include any amount in respect of amortization of Costs, depletion or depreciation;

(bb)

"Operating Plan" means a plan presented by the Operator pursuant to subsection 19.2;

(cc)

"operating the Property as a mine" or "operation of the Property as a mine" means any or all of the mining, milling, leaching, smelting, and refining of ores, minerals, metals or concentrates derived from the Property;

(dd)

"Operating Year" means the period described in subsection 19.1:

(ee)

"Operator" means the party acting as operator pursuant to this Agreement;

(ff)

"Other Tenements" means all surface rights of and to any lands within or outside the Property including surface rights held in fee or under lease, licence, easement, right of way or other rights of any kind (and all renewals, extensions and amendments thereof or substitutions therefor) acquired by or on behalf of the parties with respect to the Property but excluding timber rights;

(gg)

"Participant" means, after the Participation Date, Noranda or Booker, as the context requires, and its successors and permitted assigns and "Participants" means collectively Noranda and Booker, and their successors and permitted assigns;

(hh)

"Participation Date" means that date on which Booker exercises the Booker Option and Noranda elects to form a Joint Venture;

(ii)

"Prime Rate" means, for any month, the annual rate of interest charged by the main branch in Vancouver, British Columbia, of The Canadian Imperial Bank of Commerce as the reference rate of interest for determining Canadian dollar loans in Canada at noon on its first business day in that month;

"Production Program" means as the context requires:

(i)

any production program and budget to carry out work and incur Production Program Costs contemplating achievement of Commercial Production pursuant to a Bankable Feasibility Study; and

(ii)

a document wherein there is specified in detail all work proposed to be carried out during such program, the estimated Production Program Costs to be incurred and the area of the Property on which such work is to be undertaken;

(kk)

"Production Program Costs" means all cash, outlays and expenses, obligations and liabilities of whatever kind or nature spent or incurred directly or indirectly by the Participants in connection with a Production Program in order to equip the Property for and commence Commercial Production including working capital required for the initial four months of operation of the Property as a mine and including the fee charged by the Operator under subsection 13. 1(f);

(11)

"Production Program Overruns" means all Production Program Costs which exceed those estimated under a Production Program;

(mm)

"Program" means as the context requires:

(i)

any program and budget to carry out work and incur Expenditures on the Property;

(ii)

a document wherein there is specified in reasonable detail an outline of any and all research, prospecting and exploration and development work proposed to be carried out during such Program, the estimated Expenditures to be incurred in carrying out such work and the area of the Property on which such work is to be undertaken; and

(iii)

the preparation of any Bankable Feasibility Study and the preparation of any Production Program;

(nn)

"Program Overruns" means all Expenditures which exceed those estimated under a Program;

(oo)

"Property" means either:

(i)

the Morrison Property if Noranda elects to form the Morrison Property Joint Venture; or

(ii)

the Aggregate Property if Noranda elects to form the Aggregate Property Joint Venture;

(pp)

"Royalty Holder" means a party which holds a Royalty Interest under this Agreement;

(qq)

“Royalty Interest" means the three (3%) percent net smelter returns royalty which may be payable to a party in accordance with the terms of this Agreement, calculated and paid in accordance with Schedule "G" hereto;

(rr)

”Spence Agreement" means that agreement dated December 5, 1992 between Booker and Lome Spence ("Spence") as amended by an agreement dated January 28, 1999 with respect to the Hearne 1 through Hearne 13 located mineral claims inclusive and the BB1 through BB4 located mineral claims inclusive forming part of the Hearne Property under which, in order to maintain such agreement in good standing, Booker must issue a total of 200.000 shares to Spence, a true and complete copy of which is attached as Schedule "E" hereto;

(ss)

"Supplies" means all tangible personal property of a non-capital nature (other than Mineral Products or Facilities) acquired or held by the parties with respect to the Property;

(tt)

"Underlying Agreements" means, collectively, the Spence Agreement, the Winbourne Agreement and the KCC Agreement; and

(uu)

"Winbourne Agreement" means that agreement dated June 15, 1995 between Booker and Winbourne International Capital Management Ltd. ("Winbourne") with respect to the CUB 100, CUB 200 and CUB 300 located mineral claims forming part of the Hearne Property under which a 3% net smelter return royalty is payable by Booker to Winboume, subject to a total 2% buy-back right for $1,000,000, a true and complete copy of which is attached as Schedule "F" hereto.

2.

REPRESENTATIONS AND WARRANTIES

2.1

Each of the parties represents and warrants to each other that:

(a)

it is a company duly incorporated, organized and validly subsisting and in good standing under the laws of its incorporating jurisdiction and that it is qualified to do business in those jurisdictions where it is necessary to fulfil its obligations under this Agreement;

(b)

it has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(c)

neither the execution and delivery of this Agreement nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated conflict with, result in the breach of or accelerate the performance required by, any agreement to which it is a party;

(d)

the execution and delivery of this Agreement and the agreements contemplated hereby have been duly authorized by all necessary corporate action on its part and will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto or of its constating documents;

(e)

it is unaware of any material facts or circumstances which have not been disclosed in this Agreement, which should be disclosed to the other parties in order to prevent the statements in this Section 2 from being materially misleading; and

(f)

except for the acceptance of this Agreement by the Vancouver Stock Exchange on the part of Booker, there are no consents, approvals or conditions precedent to its performance under this Agreement which have not been obtained.

2.2

Noranda hereby represents and warrants to Booker that:

(a)

Noranda has the exclusive right to enter into this Agreement and all necessary authority to dispose of an interest in and to the Morrison Property in accordance with the terms of this Agreement;

(b)

no person, firm or corporation has any proprietary or possessory interest in the Morrison Property other than Noranda and no person is entitled to any royalty or other payment in the nature of rent or royalty on any minerals, ores, metals or concentrates, or any such other products removed from the Morrison Property;

(c)

there are no actual, pending or threatened actions, suits, claims or proceedings regarding the Morrison Property or any basis therefor of which it is aware;

(d)

the Morrison Property is legally and beneficially owned by Noranda and consists of 32 located mineral claims located in the Omineca Mining Division of the Babine District, British Columbia, is accurately described in Schedule "A" to this Agreement and is free and clear of all Encumbrances and third party interests whatsoever;

(e)

the located mineral claims comprising the Morrison Property have been duly and validly located and recorded pursuant to the laws of British Columbia and are in good standing by the proper payments of all fees, taxes and rentals in accordance with the requirements of the laws of British Columbia and the Regulations thereto, and the performance of all other actions necessary in that regard until the dates set out on Schedule "A";

(f)

to the best of Noranda's knowledge, information and belief:

(i)

conditions on and relating to the Morrison Property and operations thereon are in compliance with all applicable laws, regulations and orders relating to environmental matters including, without limitation, waste disposal and storage, and

(ii)

there are no outstanding orders or directions relating to environmental matters requiring any work, repairs, construction or capital expenditures with respect to the Morrison Property and the conduct of operations related thereto, none of them has received any notice of the same and none is aware of any basis on which any such order or direction could be made, and

(iii)

there is presently no restoration or reclamation work required to be done on or with respect to the Morrison Property other than the possibility of minor work with respect to certain exploration trenches and roads of which Booker is aware; and

(g)

Noranda is not aware of any material fact or circumstance which has not been disclosed to Booker in respect to the Morrison Property which should be disclosed in order to prevent the representations and warranties in this subsection from being misleading or which may be material to Booker's decision to enter into this Agreement and acquire an interest in the Morrison Property.

2.3

Booker hereby represents and warrants to Noranda that:

(a)

Booker has the exclusive right to enter into this Agreement and all necessary authority to dispose of an interest in and to the Hearne Property in accordance with the terms of this Agreement;

(b)

no person, firm or corporation has any proprietary or possessory interest in the Hearne Property other than Booker and the parties to the Underlying Agreements and, except for the parties to the Underlying Agreements, no person is entitled to any royalty or other payment in the nature of rent or royalty on any minerals, ores, metals or concentrates, or any such other products removed from the Hearne Property except as set out in the Underlying Agreements;

(c)

there are no actual, pending or threatened actions, suits, claims or proceedings regarding the Hearne Property or any basis therefor of which it is aware;

(d)

the Hearne Property is 100% legally and beneficially owned by Booker and consists of 22 located mineral claims located in the Omineca Mining Division of the Babine District, British Columbia, is accurately described in Schedule "A" to this Agreement and is free and clear of all Encumbrances and third party interests whatsoever except for the parties to the Underlying Agreements;

(e)

the located mineral claims comprising the Hearne Property have been duly and validly located and recorded pursuant to the laws of British Columbia and are in good standing by the proper payments of all fees, taxes and rentals in accordance with the requirements of the laws of British Columbia and the Regulations thereto, and the performance of all other actions necessary in that regard until the dates set out on Schedule "B";

(f)

each of the Underlying Agreements has been accepted for filing by the Vancouver Stock Exchange on behalf of Booker which is a party thereto and is in good standing and is in full force and effect and each party thereto has fully and timely performed each and every obligation of such party as presently set forth therein, no defaults under any of such agreements are alleged and Booker does not know of any reason why such default may be alleged;

(g)

attached as Schedule "H" hereto is a true copy of the written acknowledgement and agreement of Spence that the Morrison Property does not form part of the Spence Agreement claims pursuant to Section 15 of the Spence Agreement and that Spence. or the underlying optionors to the Spence Agreement in no way acquire any right or interest in the Morrison Property as a result of this Agreement and the grant of the Booker Option;

(h)

to the best of Booker's knowledge, information and belief:

(i)

conditions on and relating to the Hearne Property and operations thereon are in compliance with all applicable laws, regulations and orders relating to environmental matters including, without limitation, waste disposal and storage, and

(ii)

there are no outstanding orders or directions relating to environmental matters requiring any work, repairs, construction or capital expenditures with respect to the Hearne Property and the conduct of operations related thereto, none of them has received any notice of the same and none is aware of any basis on which any such order or direction could be made, and

(iii)

there is presently no restoration or reclamation work required to be done on or with respect to the Hearne Property; and

(i)

Booker is not aware of any material fact or circumstance which has not been disclosed to Noranda in respect to the Hearne Property which should be disclosed in order to prevent the representations and warranties in this subsection from being misleading or which may be material to Noranda's decision to enter into this Agreement and acquire an interest in the Hearne Property.

2.4

The representations and warranties hereinbefore set out are conditions on which the parties have relied in entering into this Agreement and shall survive the exercise of the Booker Option and the Noranda Option and each of the parties will indemnify and save the other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by them and contained in this Agreement.

3.

COVENANTS

3.1

During the Booker Option Period Noranda hereby covenants and agrees with Booker that Noranda:

(a)

shall not do or permit or suffer to be done any act or thing which would or might in any way adversely affect the rights of Booker in respect of the Booker Option so long as Booker is not in default of the terms of this Agreement;

(b)

will make available to Booker and its representatives all information in its possession or control relating to work done on or with respect to the Morrison Property and will permit Booker and its representatives at their own expense to take abstracts therefrom and make copies thereof;

(c)

shall promptly provide Booker with any and all notices and correspondence from government agencies in respect of the Morrison Property;

(d)

shall transfer recorded title to the Morrison Property to Booker to be held in trust on behalf of Noranda and Booker, it being understood that such transfer is for administrative convenience only and that Booker will only acquire an interest in the Morrison Property by exercising the Booker Option:

(a)

(e)

shall immediately notify Booker of any claims, actions, demands of a civil, legal or juridical nature, filed against Noranda in respect of the Morrison Property.

3.2

During the Booker Option Period Booker hereby covenants and agrees with Noranda that Booker:

(a)

shall not do or permit or suffer to be done any act or thing which would or might in any way adversely affect the rights of Noranda hereunder in respect of the Hearne Property so long as Noranda is not in default of the terms of this Agreement;

(b)

will make available to Noranda and its representatives all information in its possession or control relating to work done on or with respect to the Hearne Property and will permit Noranda and its representatives at its own expense to take abstracts therefrom and make copies thereof;

(c)

shall promptly provide Noranda with any and all notices and correspondence from government agencies in respect of the Hearne Property;

(d)

shall hold title to the Hearne Property in trust on behalf of Noranda and Booker, it being understood that such transfer is for administrative convenience only and that Noranda will only acquire an interest in the Hearne Property in accordance with the terms of this Agreement;

(e)

shall immediately notify Noranda of any claims, actions, demands of a civil, legal or juridical nature, filed against Booker in respect of the Hearne Property.

4.

BOOKER OPTION

4.1

For good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by Noranda) and the covenants and agreements of Booker set out in this Agreement, Noranda hereby grants to Booker the sole and exclusive right and option to acquire an undivided 50% right, title and interest in and to the Morrison Property subject to the terms of this Agreement.

4.2

In order to maintain in force the Booker Option granted to Booker and to exercise the Booker Option and subject to Sections 37 and 38, Booker must:

(a)

incur at least $250,000 in Expenditures on the Morrison Property on or before October 31, 1999;

(b)

incur an Aggregate of $600,000 in Expenditures on the Morrison Property on or before October 31, 2000;

(c)

incur an Aggregate of $1,000,000 in Expenditures on the Morrison Property on or before October 31, 2001;

(a)

(d)

incur an Aggregate of $1,700,000 in Expenditures on the Morrison Property on or before October 31, 2002;

(e)

incur an Aggregate of $2,600,000 in Expenditures on the Morrison Property on or before October 31, 2003;

(f)

complete and deliver to Noranda on or before October 31, 2003 a Bankable Feasibility Study together with all other information respecting the Hearne Property in Booker's possession or control and not previously delivered by Booker to Noranda;

provided however that if Booker fails to complete and deliver to Noranda a Bankable Feasibility Study prior to October 31, 2003 then, provided that Booker has on that date incurred at least an aggregate of $2,600,000 in Expenditures on the Morrison Property in accordance with paragraphs 4.2(a) to (e) Noranda may in its sole and absolute discretion, not to be unreasonably withheld, upon receipt of the written request of Booker to do so delivered to Noranda on or before October 31, 2003 together with the written notice described in Section 4.5, extend the time for completion and delivery of the Bankable Feasibility Study under paragraph 4.2(f) for a maximum period of two years from the date of receipt of such written request. If the Bankable Feasibility Study determines that the Hearne Property is commercially viable on its own, Booker is not obliged to deliver the Bankable Feasibility Study to Noranda nor to request a combination of the Morrison Property and the Hearne Property pursuant to paragraph 9.2(b), and in that event the Booker Option will terminate and subsection 7.1 will apply.

4.3

The Booker Option will terminate in any of the following events:

(a)

subject to Sections 37 and 38, if any Expenditure required to be made by Booker to maintain the Booker Option in good standing is not incurred on the date set out in subsection 4.2 or if the Bankable Feasibility Study is not delivered within the time required by subsection 4.2; or

(b)

upon Booker giving notice to Noranda that it has abandoned the Booker Option herein.

4.4

Any excess in the amount of incremental Expenditures required to be incurred by Booker in the Booker Option Period to maintain the Booker Option under subsection 4.2 will be applied as a credit against Expenditures which Booker elects to incur during any subsequent period of time under subsection 4.2.

4.5

A written notice by Booker to Noranda accompanied by:

(a)

a statement of Booker to the effect that Booker has incurred the amount of Expenditures for the period specified in subsection 4.2; and

(b)

an itemized statement of such Expenditures;

shall be conclusive evidence of the making thereof unless Noranda delivers to Booker a notice in writing questioning the accuracy of such statement within 30 days of receipt. Upon delivery by

Noranda of a notice questioning the accuracy of such statement, the matter shall be referred to the auditor of Booker for final determination. If Booker's auditor determines that Booker has not spent the required Expenditures within the time specified in subsection 4.2, Booker shall not lose any of its rights hereunder and the Booker Option will not terminate if Booker pays to Noranda within 30 days of receipt of the auditor's determination 100% of the deficiency in such Expenditures. The written notice and itemized statement of Expenditures will be delivered to Noranda by Booker not later than three months from the expiration of the period set out in subsection 4.2.

5.

RIGHT OF ENTRY AND OPTION ONLY

5.1

During the Booker Option Period, Booker, its employees, agents and independent contractors shall have the sole and exclusive right and option to:

(a)

enter the Morrison Property;

(b)

have exclusive and quiet possession thereof subject to the right of Noranda, or its duly authorized representatives, at their own risk and expense, to have access to the Morrison Property at all reasonable times for the purpose of inspecting work on the Morrison Property;

(c)

do such prospecting, exploration, development or other mining work thereon and thereunder as Booker, with the consent of Noranda, may deem advisable;

(d)

bring and erect upon the Morrison Property such equipment as Booker, with the consent of Noranda, deems advisable; and

(e)

remove from the Morrison Property Mineral Products for the purpose of testing only.

5.2

The Booker Option is an option only and nothing in this Agreement shall be construed as obligating Booker to do any acts or make any payments hereunder before the Participation Date, and any acts or payments made by Booker hereunder shall not be construed as obligating Booker to do any further act or make any further payment, except that Booker shall be liable to perform or pay for the performance of any reclamation work required as a result of activities carried out on the Morrison Property during the Booker Option Period.

6.

COVENANTS OF BOOKER

6.1

During the Booker Option Period, Booker will:

(a)

keep the Morrison Property free and clear of all Encumbrances arising from its operations hereunder (except liens for taxes, which are the responsibility of Noranda, inchoate liens or liens contested in good faith by Booker) and in good standing with respect to the doing and filing of all necessary assessment work at least 20 business days before such filing is required and provide evidence in writing to Noranda of such filing at least 10 business days before such filing is required and proceed with all diligence to contest or discharge any lien that is filed;

(b)

permit Noranda, or its representatives duly authorized by Noranda in writing, at their own risk and expense, access to the Morrison Property and the Hearne Property at all reasonable times and to Booker's offices in order to review all records prepared by or on behalf of Booker in connection with work done on or with respect to the Morris )n Property and the Hearne Property and Noranda will hold Booker blameless in respE;ct of any loss or injury resulting to representatives of Noranda during such visits;

(c)

promptly furnish Noranda on or before March 31 of each year with an annual report with respect to the work carried out by Booker on or with respect to the Morrison Property and the Hearne Property during the preceding calendar year and results and interpretations obtained or received in connection with such work, together with monthly reports and information with respect to work done on the Morrison Property in the preceding month during periods of active field work, such monthly reports to be delivered within fifteen (15) days of the end of each month and with any significant results to be reported forthwith;

(d)

conduct all work on or with respect to the Morrison Property and the Hearne Property in a careful and minerlike manner and in compliance with all applicable federal, provincial and local laws, rules, orders and regulations, and indemnify and save Noranda harmless from any and all claims, suits or actions including, without limitation, with respect to environmental problems, made or brought against it as a result of work done by Booker on or with respect to the Morrison Property;

(e)

obtain and maintain, and ensure that any of its contractors and agents obtain and maintain, at its or their own expense, the following:

(i)

statutory motor vehicle liability insurance covering their owned and/or leased vehicles with minimum limits of $2,000,000 inclusive per occurrence;

(ii)

"all risks" insurance covering their owned and/or leased equipment and temporary structures and Booker and its permitted contractors shall arrange for such insurance policy to contain a waiver of subrogation (by all insurers) against Noranda;

(iii)

commercial general liability insurance, including Noranda as a named insured, covering bodily injury, property damage and sudden and accidental pollution liability, such policy or policies not to contain any "XCU" exclusion provision, with minimum limits of $10,000,000 inclusive per occurrence, including but not limited to the following:

A.

contingent liability with respect to contractors and suppliers;

B.

blanket written contractors coverage;

C.

non-owned automobile coverage;

A.

D.

personal injury coverage;

E.

occurrence property damage coverage;

F.

employer's liability coverage;

G.

cross liability clause; and

H.

liability arising out of unlicensed equipment.

and all coverages in this section are to be primary and any coverages of Noranda are not to be considered contributory and Booker shall provide to Noranda to its satisfaction, certificates of insurance for all coverages noted in this section showing Booker and Noranda as insureds where required and showing required waivers of subrogation and coverages. Such certificates will either show all Booker's contractors as insureds or Booker will obtain certificates for the required insurance from its contractors and provide same to Noranda prior to the commencing of the contractor's services. All certificates will provide that all insurers shall give Booker ninety (90) days prior written notice of any cancellation, non-renewal, or amendment affecting any of the required coverage, including any reduction of insurance below the required limits;

(f)

record all work performed by Booker with respect to the Morrison Property as required for assessment purposes with the appropriate government offices;

(g)

indemnify and save Noranda harmless of and from any and all costs, liabilities and obligations incurred by Noranda as a result of the actions of Booker on or in connection with the Morrison Property or the Hearne Property;

(h)

continue to be solely responsible for all obligations arising pursuant to the Underlying Agreements; and

(i)

pay annual rentals, obtain all exploration and/or environmental bonds and otherwise maintain the Morrison Property and the Hearne Property in good standing.

7.

OBLIGATIONS OF BOOKER AFTER TERMINATION

7.1

In the event of termination of the Booker Option for any reason other than through the exercise thereof, Booker will have earned no interest or royalty right in the Morrison Property whatsoever and will:

(a)

immediately retransfer title to the Morrison Property to Noranda and leave the Morrison Property:

(i)

in good standing with respect to annual assessment for not less than 12 months from the date of termination;

(ii)

free and clear of all Encumbrances arising from its operations hereunder; and

(iii)

in a safe and orderly condition with respect to the work carried out by Booker and in compliance with all reclamation and remediation requirements of applicable laws and reguhtions;

(b)

deliver to Noranda within 60 days of termination a comprehensive report on all work carried out by Booker on the Morrison Property (limited to factual matters only) together with all information in Booker's possession or control with respect to such work including copies of all maps, drill logs, assay results and other technical data compiled by Booker with respect to the Morrison Property; and

(c)

remove from the Morrison Property, within 60 days of the effective date of termination, all Facilities erected, installed or brought upon the Morrison Property by or at the instance of Booker.

8.

EXERCISE OF BOOKER OPTION

8.1

Once Booker has satisfied the requirements of subsection 4.2 and has delivered a notice in writing pursuant to subsection 4.5, Booker will, subject to the results of any audit pursuant to subsection 4.5, be deemed to have exercised the Booker Option and to have acquired an undivided 50% right, title and interest in and to the Morrison Property for its own use absolutely, subject to the terms of this. Agreement.

9.

ELECTIONS BY NORANDA

9.1

If the Bankable Feasibility Study determines that the Morrison Property is commercially viable on its own and is not required to be combined with the Hearne Property in order to be commercially viable, whether or not the Hearne Property is commercially viable on its own, Noranda will have the right, exercisable within six months from the date of exercise of the Booker Option to either:

(a)

create the Morrison Property Joint Venture; or

(b)

assign its rights to this Agreement, including its right to elect under this subsection 9.1, to a third party pursuant to Section 24; or

(c)

to become a Royalty Holder in respect of the Morrison Property.

9.2

If the Bankable Feasibility Study determines that:

(a)

the Morrison Property is not commercially viable as a stand alone property but that it is commercially viable only if combined with the Hearne Property; or

(b)

the. Morrison Property is commercially viable as a stand alone property and that the combination of the Hearne Property and the Morrison Property is also commercially viable, regardless of whether the Hearne Property is viable as a stand alone property, and Booker elects in writing upon its delivery of the Bankable Feasibility Study to Noranda that it wishes to combine the Morrison Property and the Hearne Property;

then Noranda will have the option exercisable within six months of the exercise of the Booker Option by notice in writing to Booker to elect;

(c)

to create an Aggregate Property Joint Venture; or

(d)

assign its rights to this Agreement, including its right to elect under this subsection 9.2, to a third party pursuant to Section 24; or

(e)

to become a Royalty Holder in respect of the Morrison Property; or

(f)

in the case of paragraph 9.2(b), to refuse to combine the Morrison Property and the Hearne Property in which event Noranda will also deliver its election pursuant to subsection 9.1.

9.3

If Noranda elects to form an Aggregate Property Joint Venture pursuant to paragraph 9.2(c) then, within 30 days of Booker's receipt of such election by Noranda, the parties will appoint an independent third party to calculate the net present value of each of the Morrison Property and the Hearne Property using the information contained in the Bankable Feasibility Study together with such assumptions as to precious and base metal prices and discount rates as is mutually acceptable to Booker and Noranda and, failing agreement between them on such prices, as is acceptable to such independent third party (the "Morrison NPV" and the "Hearne NPV"). Upon delivery of the Morrison NPV and the Hearne NPV to Booker and Noranda:

(a)

in the case where the parties are acting pursuant to paragraph 9.2(a), Noranda will have three months to confirm in writing to Booker that Noranda is continuing with its election to form an Aggregate Property Joint Venture pursuant to paragraph 9.2(c), or whether Noranda is changing its election to the alternatives set out in paragraphs 9.2(d) or (e); or

(b)

in the case where the parties are acting pursuant to paragraph 9.2(b), Booker will have 30 days from the date of delivery of the Morrison NPV and the Hearne NPV to confirm in writing to Noranda that Booker wishes to proceed with a combination of the Morrison Property and the Hearne Property pursuant to paragraph 9.2(b) and, upon receipt by Noranda of such confirmation, Noranda will have three months to confirm in writing to Booker that Noranda is continuing with its election to form an Aggregate Property Joint Venture pursuant to paragraph 9.2(c), or whether Noranda is changing its election to the alternatives set out in paragraphs 9.2(d), (e) or (O.

9.4

If Noranda elects to become a Royalty Holder with respect to the Morrison Property in accordance with paragraphs 9.1(c), 9.2(e). 9.3(a) or 9.3(b) then Noranda shall have no further

Interest in either the Morrison Property or the Booker Property except for the Royalty Interest with respect to the Morrison Property and any decision thereafter to place the Morrison Property into Commercial Production shall be at the sole discretion of Booker and Booker shall be under no obligation and nothing in this Agreement shall be construed as creating an obligation upon Booker to place the Morrison Property into Comnercial Production and if Booker commences the operation of the Morrison Property as a mine, Booker shall have the unfettered right to suspend or curtail any such operation from time to time as it in its :;tole discretion may deem advisable. Booker will have the right, exercisable at any time thereafter by notice in writing to Noranda, to purchase and, on receipt of such notice and payment therefor, Noranda will sell, up to one-half of the Royalty Interest for $1,500,000 ($500,000 for each 0.5% Royalty Interest). Booker shall be solely responsible for all prior, present and future liabilities, costs and obligations relating to the Morrison Property.

9.5

If, the Bankable Feasibility Study indicates, or Noranda reasonably determines based on the Bankable Feasibility Study that, it would be only marginally economic to place the Morrison Property alone or in combination with the Hearne Property into Commercial Production by reason of factors such as metals prices or market conditions for Mineral Products, governmental regulations or requirements or events of force majeure as described in section 37 of this Agreement, or the mineralization on the Morrison Property or the Hearne Property is of insufficient size or grade to be of interest to Noranda at that time, Noranda may elect by notice in writing to Booker to defer its elections under subsections 9.1 or 9.2 for up to 12 months from the date when such elections would otherwise be required to be made by paying all costs required to keep the Morrison Property and the Hearne Property in good standing during that 12 month period and Noranda may proceed to make such elections at any time within such additional 12 month period.

10.

ASSOCIATION OF PARTICIPANTS

10.1

If Noranda elects pursuant to:

(a)

paragraph 9.1 (a) to create the Morrison Property Joint Venture; or

(b)

paragraphs 9.2(c) or 9.3 to create the Aggregate Property Joint Venture;

then, on the Participation Date, Noranda and Booker shall associate as joint venturers for the following limited functions and purposes:

(c)

to further explore and, if deemed warranted as herein provided, to develop the Property and equip it for Commercial Production;

(d)

to operate the Property as a mine: and

(e)

to engage in such other activity with respect to the Property as may be considered by the parties to be necessary or desirable in connection with the foregoing.

10.2

After the Participation Date, all transactions, contracts, employments, purchases, operations, negotiations with third parties and any other matter or act undertaken on behalf of the Participants in connection with the. Assets shall be done, transacted, undertaken or performed in the name of the Operator only, and no party shall do, transact, perform or undertake anything in the name of the other parties or in the joint names of the Participants.

10.3

After the Participation Date, the rights and obligations of the Participants shall be, in each case, several, and shall not be or be construed to be either joint or joint and several. Nothing contained in this Agreement shall, except to the extent specifically authorized hereunder, be deemed to constitute a Participant: a partner, an agent or legal representative of any other party. It is intended that this Agreement shall' not create the relationship of a partnership between the Participants and that no act done by any Participant pursuant to the provisions hereof shall operate to create such a relationship.

10.4

After the Participation Date, each Participant:

(a)

shall, subject to the exercise of the Noranda Option under subsection 11.4, be liable for its Cost Share of Costs and any other costs associated with the exploration, development or operation of the Property as a mine at such time as the liability is incurred by the Operator pursuant to an approved Production Program or Operating Plan;

(b)

shall, subject to the exercise of the Noranda Option under subsection 11.4, be liable for its Cost Share of any debts, liabilities or obligations arising from operations hereunder; and

(c)

in proportion to its Interest, shall indemnify and hold harmless the other Participants and the Operator from any claim of or liability to any third person asserted upon the ground that any action taken under this Agreement has resulted in or will result in any loss or damage to such third person, to the extent, but only to the extent that such claim or liability is paid by such other Participant or the Operator pursuant to an order of the Courts or an agreement in writing of both Participants.

10.5

Each Participant shall devote such time as may be required to fulfil any obligation assumed by it hereunder but, except for the parties' respective obligations hereunder in relation to the Property:

(a)

each Participant shall be at liberty to engage in any other business or activity outside the joint venture constituted hereby, including the ownership and operation of any other mining permits, licenses, claims and leases,

(b)

neither Participant shall be under any fiduciary or other obligation to the other Participant which shall prevent or impede such Participant from participating in, or enjoying the benefits of, competing endeavours of a nature similar to the business or activity undertaken by the Participants hereunder; and

(c)

the legal doctrines of "corporate opportunity" or "business opportunity" sometimes applied to persons occupying a relationship similar to that of the Participants shall not apply with respect to participation by either Participant in any business activity or endeavour outside the joint venture constituted hereby and, without implied limitation, a Participant shall not be accountable to the other for participation in any such business activity or endeavour outside the joint venture constituted hereby which is in direct competition with the business or activity undertaken by the joint venture except as aforesaid.

11.

INTEREST OF PARTICIPANTS AND DEEMED EXPENDITURES

11.1

The Participants shall have such Interest as is determined from time to time in accordance with subsections 11.3, 11.4, 11.5 and 11.6.

11.2

If the Participants form the Morrison Property Joint Venture, then each of the Participants will be deemed to have an initial 50% Interest in the Morrison Property and to have each incurred an amount of Expenditures which is equal to the total amount of Expenditures incurred by Booker on the Morrison Property up to the Participation Date.

11.3

If the Participants form the Aggregate Property Joint Venture, then each Participant's initial Interest in the Aggregate Property Joint Venture will be calculated as follows:

Booker's Interest =	NPV Hearne + 50% NPV Morrison	x 100
NPV Hearne + NPV Morrison
Noranda's Interest =	50% NPV Morrison	x 100
NPV Hearne + NPV Morrison

11.4

Noranda will have the option, exercisable by notice in writing delivered to Booker within 60 days following the formation of the Aggregate Property Joint Venture to increase its initial Interest in the Aggregate Property Joint Venture to 50%, including a 50% Interest in the Hearne Property. If Noranda elects to exercise the Noranda Option, Noranda will elect at the same time to either:

(a)

contribute Booker's share of Costs up to a maximum amount equal to 50% of the NPV Hearne; or

(b)

contribute 100% of Costs up to a maximum amount equal to the NPV Hearne;

provided that if the total Costs required to achieve Commercial Production on the Property in accordance with the terms of the Bankable Feasibility Study is less than the NPV Hearne, then Noranda shall not be responsible for any further contributions to Costs on behalf of Booker, or for any further sole contributions to Costs, as the case may be, nor will Noranda be liable for any other payment in respect of the Noranda Option. Subject to subsection 11.6, if Noranda elects to exercise the Noranda Option, Noranda and Booker will each be deemed to hold a 50% Interest in the Property.

11.5

If Noranda elects to form the Aggregate Property Joint Venture pursuant to paragraph 9.2(c) then upon formation of the Aggregate Property Joint Venture and subject to adjustment in the event Noranda exercises the Noranda Option, each of the Participants will be deemed to have incurred an amount of Expenditures in respect of the Aggregate Property Joint Venture as follows:

Booker - $(Booker Interest x Bankable Feasibility Study Costs)

Noranda - $(Noranda Interest x Bankable Feasibility Study Costs)

If, after exercising the Noranda Option, Noranda fails to make any required contributions under subsection 11.4, then, unless such failure is because the total Costs required to achieve Commercial Production on the Property in accordance with the terms of the Bankable Feasibility Study is less than the NPV Hearne, Noranda shall be deemed not to have increased its Interest pursuant to the Noranda Option, Noranda's Interest will be reduced to its initial Interest calculated pursuant to subsection 11.3 and any and all contributions to Costs so made by Noranda to that date pursuant to subsection 11.4 shall be credited to Noranda's required contributions to Costs in respect of its Interest.

11.6

For the purposes of subsections 15.8, 16.4 and 16.5, the percentage level of each Participant's Interest shall be determined from time to time as being equal to the product obtained by multiplying 100% by a fraction of which the numerator is the amount of such Participant's contributions or deemed contributions to Costs and the denominator of which is the amount of all contributions or deemed contributions to Costs by all Participants.

11.7

The percentage level of the respective Interests of the Participants shall not change so long as each Participant contributes its respective Cost Share of every Program and any Production Program as set out in Sections 15 and 16. At any time and from time to time after a Participant has first elected or is deemed to have elected not to contribute its Cost Share to a Program or Production Program or loses its right to contribute to Programs or any Production Program, the percentage level of such Participant's Interest shall be adjusted in accordance with the formula set out in subsection 11.6. If as a result of adjustment pursuant to subsection 11.6 a Participant's Interest is reduced to 10% or less, the Interest of such Participant shall be deemed to be transferred to the other Participant and thereafter the Participant whose Interest has been transferred shall be deemed not to be a Participant but shall be entitled to receive, and the remaining Participant shall pay to it a Royalty Interest determined and payable in accordance with the provisions of Schedule "G" hereto. The remaining Participant shall not transfer any of its interest in the Property without first causing the transferee to assume its proportionate share of the Net Smelter Returns Royalty.

11.8

If the Interest of either Participant is converted to a Royalty Interest pursuant to subsection 11.7:

(a)

any decision thereafter to place the Property into Commercial Production shall be at the sole discretion of the remaining Participant and the remaining Participant shall be under no obligation and nothing in this Agreement shall be construed as creating an obligation upon the remaining Participant to place the Property into Commercial Production and if the remaining Participant commences the operation of the Property as a mine, the remaining Participant shall have the unfettered right to suspend or curtail any such operation from time to time as they in their sole discretion may deem advisable;

(b)

the Royalty Holder shall remain liable for its Cost Share of all amounts chargeable to it as of the date of such conversion as well as all liabilities and obligations relating to the Assets in an amount equal to its Interest at the time the events giving rise to such liabilities and obligations occurred including, without limitation, Reclamation and Remediation Costs under subsection 19.9. If the remaining Participant requires it to do so, the Royalty Holder shall secure to the reasonable satisfaction of the remaining Participant the Royalty Holder's Cost Share of the Reclamation and Remediation Costs as may be required, including the right of the remaining Participant to set off such amounts against any Net Smelter Returns Royalty which may otherwise be subsequently due to the Royalty Holder, such Cost Share to be determined on the basis of the Interest of the Royalty Holder at the time the events giving rise to such liabilities occurs; and

(c)

the remaining Participant may elect at any time by notice in writing to the Royalty Holder to purchase up to one half of the Royalty Interest for $1,500,000 ($500,000 for 0.5% Royalty Interest) and, on receipt of such notice and payment therefor, the Royalty Holder will sell such portion of its Royalty Interest to the remaining Participant for cancellation on such terms.

12.

OPERATOR

12.1

Noranda will be entitled to act as the Operator under this Agreement after exercise of the Booker Option so long as Noranda holds or represents at least a 50% Interest. The party acting as Operator may resign as Operator at any time by giving 120 days prior written notice to the other Participants and within such 120 day period the Management Committee shall appoint another party who covenants to act as the Operator and upon the terms set out in this Agreement.

12.2

The Operator will hold title to the Property in trust for the Participants. Title to any of the other Assets which is held by the Operator, or a Participant, shall be held by the Operator, or such Participant in trust for the Participants, subject to the terms of this Agreement. Any party may require any other party to transfer any of the Assets so held to a mutually acceptable escrow holder on terms to be agreed upon.

12.3

After the Participation Date, either Participant holding for its own account an Interest greater than 50% may, if not the Operator, terminate the appointment of the Operator at any time upon not less than 60 days' prior notice in writing to the Operator.

12.4

If following the Participation Date the Operator fails to perform in a manner consistent with its powers and duties under this Agreement then any Participant may give to the Operator written notice setting forth particulars of the Operator's default. The Operator shall within 30 days of receipt of such notice either dispute the occurrence of such default, or commence to remedy the default within the time limit aforesaid (and thereafter, in the latter case, shall proceed continuously and diligently to complete all required remedial action). The Operator may take action to remedy an alleged default without prejudice to its right to dispute the occurrence of the default and to claim recovery of expenses incurred in remedial work not occasioned by its default.

12.5

If after the Participation Date any of the following occur, the Operator will be deemed to have offered to resign, which offer shall be accepted by the other Participants, if at all, within 90 days following such deemed offer:

(a)

if an attachment in respect to any material liability of the Operator is made on the Property which is not related to the business of the Joint Venture;

(b)

if the Operator:

(i)

admits in writing its inability to pay its debts as they become due other than indebtedness ("non-recourse financing") for money borrowed or guaranteed where the recourse of the holder thereof is restricted to realization upon specific assets none of which consist of any Interest, and where failure to pay the indebtedness does not result in the creation of an unsecured obligation of the Operator; or

(ii)

makes an assignment for the benefit of creditors; or

(iii)

consents to the appointment of a receiver (other than a receiver appointed under non-recourse financing) for all or a substantial part of its assets; or

(iv)

files a petition in bankruptcy or for a reorganization or an arrangement under applicable bankruptcy, insolvency or creditors' relief laws, or otherwise seeks the relief therein provided; or

(v)

is adjudicated bankrupt or insolvent; or

(c)

if a Court order is pronounced in respect to the Operator appointing a receiver or trustee for all or a substantial part of its property (other than property securing non-recourse financing), or approving a petition in bankruptcy or for a reorganization under applicable bankruptcy, insolvency or creditors' relief laws or for any other judicial modification or alteration of the rights of creditors; or

(d)

the Interest of the Operator is reduced to less than 50% for 90 consecutive days.

12.6

Upon ceasing to be Operator, the former Operator shall forthwith deliver to its successor all Assets, books, records and other property both real and personal relating to this Agreement or its role as Operator under this Agreement. The former Operator shall use its best efforts to transfer to its successor, as of the effective date of the former Operator's resignation or removal, its rights and obligations, if any, as Operator under all contracts relating to the Assets, and pending such transfer and in relation to all other contracts relating to the Assets, the former Operator shall hold its right and interest as Operator from the date of resignation or removal for the account and to the order of the new Operator.

12.7

All costs of termination of employment of employees of the Operator arising from any removal (but not resignation) of the Operator shall be deemed to be Expenditures and the former Operator shall be reimbursed therefor by the Participants promptly after submission of invoices to the successor Operator. The successor Operator shall be under no obligation to provide alternative employment to any employee engaged or primarily engaged by the former Operator.

12.8

As soon as practicable after the effective date of resignation or removal of the Operator the Management Committee shall have the accounts of the Operator relating to the Assets audited by an independent auditor (who may be the auditor of a Participant), and shall conduct an inventory of all Assets and such inventory shall be used in the return of and the accounting for the Assets by the Operator who has resigned or has been removed. All costs and expenses incurred in connection with such audit and inventory shall be deemed to be Expenditures.

12.9

The Operator shall not act or hold itself out as agent for any of the parties nor make any commitments on their individual behalf unless specifically permitted by this Agreement or directed in writing by a party.

13.

POWER AND AUTHORITY OF OPERATOR

13.1

After the Participation Date and subject to the control and direction of the Management Committee, the Operator shall have full right, power and authority to do everything necessary or desirable in accordance with good mining practice in connection with the exploration and development of the Property and to determine the manner of operation of the Property as a mine, including and without limiting the generality of the foregoing, the right, power and authority to:

(a)

prepare and present to the Management Committee proposed Programs and Production Programs in respect of the Property, as applicable;

(b)

implement any Program in accordance with Section 15 and any Production Program , in accordance with the Bankable Feasibility Study delivered by Booker in order to exercise the Option;

(c)

regulate access to the Property subject only to the right of the Participants to have access to the Property at all reasonable times for the purpose of inspecting work being done thereon but at their own risk and expense;

(d)

employ and engage such employees, agents, and independent contractors as it may consider necessary or advisable to carry out its duties and obligations hereunder and in this connection to delegate any of its powers and rights to perform its duties and obligations hereunder, but the Operator shall not enter into contractual relationships with an Associated Company except on terms which are commercially competitive and only when such Associated Company has comparable experience and skills as the independent competition, other than the agreements contemplated hereby between Booker and Noranda for the processing of Mineral Products;

(a)

(e)

exclude any part of the Property from this Agreement provided it shall give 60 days prior notice to the Participants of its intention to do so and if any of the Participants notifies the Operator within such 60 day period of its desire to hold such part of the Property the Operator shall deliver to such Participants, duly executed transfers of the Property in registrable form in favour of such Participants transferring such part of the Property to such Participants, and any such part of the Property so transferred shall no longer be subject to this Agreement;

(f)

charge the Participants an overhead fee equal to 15% of all Costs up to the date of commencement of Commercial Production excluding any construction or development contracts in excess of $100,000 to which a 3% management fee shall apply and following commencement of Commercial Production the management fee shall be renegotiated to be based upon usual business practices for an operating mine on the basis that the Operator should neither profit nor lose for acting as such, to be payable monthly in arrears for the Costs incurred in that month, which charge shall be in an amount sufficient to reimburse the Operator fully for its services as Operator, but not sufficient to enable the Operator to profit thereby and such fees will be reviewed and if proven to be excessive or insufficient shall be adjusted by the Management Committee on the basis that the Operator should neither profit nor lose by acting as such; and

(g)

prescribe the administrative and accounting procedure governing the conduct of Programs or Production Programs or the operation of the Property as a mine, including the basis for charges and credits related thereto, except where any such procedure is in conflict with the provisions of this Agreement, in which event the provisions of this Agreement shall prevail. The initial Accounting Procedure, subject to change from time to time by the Management Committee, is attached hereto as Schedule "C".

14.

DUTIES AND OBLIGATIONS OF THE OPERATOR

14.1

The Operator shall have such duties and obligations as the Management Committee may from time to time determine including, without limiting the generality of the foregoing, the following duties and obligations, subject to contribution of Costs by the Participants:

(a)

to propose to the Participants and, if approved, to implement Programs and the Production Program;

(b)

to manage, direct and control all exploration, development and producing operations in and under the Property, in a prudent and workmanlike manner, and in compliance with all applicable laws, rules, orders and regulations;

(c)

during the course of implementation of any Program and the Production Program, to submit to the Participants within 21 days after the end of each month statements for the month just ended detailing:

(i)

actual Costs compared to the Costs as budgeted;

(ii)

estimated Costs for the remainder of the Production Program;

(iii)

any other financial or accounting statements that a Participant may reasonably require from the Operator;

(d)

to prepare and deliver to the Participants the following written technical or other reports by the dates indicated:

(i)

a monthly status report covering the progress of the implementation of any Program and the Production Program or Operating Plan during each month, within 21 days after the end of each month;

(ii)

for the first three quarters of a year, a quarterly status report covering the overall progress of the implementation of any Program, the Production Program or Operating Plan during such quarter within 21 days after the end of each quarter; and

(iii)

for the fourth quarter of a year, a quarterly status report as provided above together with an annual review of all operations conducted by the Operator during the year, including an evaluation thereof and recommendations with respect thereto, an unaudited financial statement setting forth the Costs incurred and receipts, if any, received during such year and such other information as may be reasonably requested by the Participants, by March 1 of each next succeeding year;

(e)

subject to the terms and conditions of this Agreement, to keep the Property in good standing free of liens, charges and Encumbrances of every character arising from operations (except liens for taxes not yet due, other inchoate liens and liens contested in good faith by the Operator), and to proceed with all diligence to contest or discharge any lien that is filed;

(f)

to account to the Participants for all contributions to Costs and to use all reasonable efforts to limit or curtail Program Overruns or Production Program Overruns;

(g)

to maintain true and correct books, accounts and records of operations hereunder;

(h)

to permit the Participants, at their own expense, to inspect, have access to, take abstracts from or audit all maps, drill logs, core tests, reports, surveys, assays, analyses, production reports, operations, technical, accounting and financial records, including any or all of the records and accounts referred to in subsection 14.1(f), during normal business hours;

(i)

to obtain and maintain, or cause any contractor engaged hereunder to obtain and maintain, during any period in which active work is carried out hereunder, adequate insurance coverage with a bodily injury, death and property damage limit of not less than $10,000,000 per occurrence;

(j)

to permit the Participants or their representatives so appointed, at their own expense and risk, access to the Property and all data derived from carrying out work thereon;

(k)

to arrange for and maintain Workers' Compensation or equivalent coverage for all eligible employees engaged by the Operator in accordance with local statutory requirements;

(l)

to perform its duties and obligations in a manner consistent with good exploration and mining practices;

(m)

to pay all Goods and Services taxes on behalf of the Participants;

(n)

to keep and maintain the Facilities in good condition and repair and in efficient operating condition and to make or contract for, on behalf of the Participants, such alterations, improvements and additions thereto and replacements thereof as the Operator may deem necessary or advisable in the interest of economy and efficiency of operation, all in accordance with good mining and engineering practice;

(o)

to obtain by purchase, lease, lease-purchase or sale and lease-back arrangement or such other acquisition method as it shall determine is necessary or desirable and incur in connection therewith such obligations as it deems reasonable, such machinery, equipment, material, supplies and other facilities as may be required for the implementation of the Production Program and the operation of the Property as a mine;

(p)

to take such action in an emergency affecting the environment, the safety of life or of the Facilities as the Operator may deem necessary or desirable to prevent threatened loss of life, damage or injury and to take all reasonable precautions in connection with the Facilities for the safety of employees, the environment and the public including making reasonable expenditures in addition to budgeted Costs (without the prior approval of the Participants) provided that the Operator shall promptly notify the Participants of such expenditures; and

(q)

to transact, undertake and perform all transactions, contracts, employments, purchases, operations, negotiations with third parties and any other matter or thing undertaken on behalf of the parties in the Operator's name.

15.

PROGRAMS

15.1

After the Participation Date, Costs shall only be incurred under and pursuant to Programs prepared by the Operator and approved by the Management Committee as provided in this section.

15.2

Forthwith after the Participation Date and subject to the rights of the non-Operator and on or before the earlier of 90 days after the completion of the last Program or November 15 each year, if no Program has been approved or completed in that year, the Operator shall prepare and submit to the Management Committee a Program proposed by the Operator. If in any year the Operator fails

Operator shall not require payment of any funds more than one month in advance of the period during which the same are to be expended. Monthly Expenditure projections will be delivered by the Operator to the Participants once each calendar quarter for the next succeeding three months.

15.7

If it appears that Costs will exceed by greater than 15% those estimated under a Program, the Operator shall immediately give written notice to the Participants outlining the nature and extent of the Program Overruns. If such Program Overruns are accepted by the Participants then, within 30 days after the receipt of a written request from the Operator, each Participant shall pay to the Operator its Cost Share of such Program Overruns. If either Participant does not accept such Program Overruns, or fails to pay the same, the Operator shall be entitled to curtail or abandon such Program.

15.8

If a Participant at any time fails to pay such amount of Costs as is requested by the Operator in accordance with subsection 15.6 after having elected to do so or accepted Program Overruns in accordance with subsection 15.7 the Operator may give written notice to such Participant demanding payment, and if such Participant has not paid such amount within 30 days after receipt of such notice, such Participant shall be deemed to:

(a)

be in default under subsection 15.6 or 15.7, as applicable; and

(b)

have lost its right to contribute to such Program,

and thereafter the other Participant shall have the right to contribute all Costs to be incurred under or pursuant to that Program and the Participants' respective Interests shall be adjusted in accordance with subsection 11.6. The Operator shall have the right to curtail or abandon any Program which is not fully subscribed.

16.

PRODUCTION PROGRAMS

16.1

Within:

(a)

60 days of the approval by the Management Committee of a Production Program contemplating Costs of $10,000,000 or less; or

(b)

120 days of the approval by the Management Committee of a Production Program contemplating Costs of more than $10,000,000;

each Participant shall give written notice to the Operator stating whether it elects to contribute its Cost Share of the Production Program. Failure to give such notice within such six month period shall be deemed to be an election not to contribute to such Production Program and the provisions of subsection 16.5 shall apply. If both Participants elect to contribute their respective Cost Shares of the Production Program the Operator shall implement the Production Program. The Operator will not proceed with any Production Program which is not fully subscribed.

16.2

An election to fund a Production Program shall make a Participant liable to pay its Cost Share of:

(a)

all of the Production Program Costs actually incurred under or pursuant to such Production Program, including Production Program Overruns up to but not exceeding 15% of estimated Production Program Costs,

(b)

Operating Costs and any other costs associated with establishing and operating the Property as a mine at such time as the liability is incurred by the Oprator; and

(c)

any debts, liabilities or obligations arising from operations hereunder, except financing costs incurred by the other Participant in connection with such other Participants' contributions to the Production Program.

16.3

Commencing 90 days after having elected to fund a Production Program which is proceeded with, each Participant shall, within 30 days after being requested in writing to do so by the Operator, pay such amount of Production Program Costs incurred or to be incurred under or pursuant to such Production Program as the Operator may require, but the Operator shall not require payment of any funds more than one month in advance of the period during which the same are to be expended.

16.4

If it appears that Production Program Costs will exceed by greater than 15% those estimated under a Production Program, the Operator shall immediately give written notice to the Participants outlining the nature and extent of the Production Program Overruns. If such Production Program Overruns are accepted by the Participants then, within 30 days after the receipt of a written request from the Operator, each Participant shall pay to the Operator its Cost Share of such Production Program Overruns. If any Participant does not accept such Production Program Overruns, or fails to pay the same, the other Participant shall be entitled to pay the Cost Share of such Participant. If the other Participant pays such Cost Share, such amount shall be deemed to be included in the calculation of each Participants' Interest under subsection 11.6.

16.5

If a Participant:

(a)

at any time fails to pay such amount of Production Program Costs as is requested by the Operator in accordance with subsection 16.3; or

(b)

at any time fails to pay such amount of Production Program Overruns as was accepted by such Participant in accordance with subsection 16.4,

the Operator may give written notice to such Participant demanding payment, and if such Participant has not paid such amount within 30 days after receipt of such notice, such Participant shall be deemed to be in default under subsection 16.3 or 16.4 and have lost its right to contribute to the Production Program and the other Participant (the "Contributing Participant") shall have the right to contribute all Production Program Costs to be incurred under or pursuant to the Production Program and the Operator will proceed with the Production Program and the Participants' respective Interests shall thereafter be adjusted in accordance with subsection 11.6.

17.

MANAGEMENT COMMITTEE

17.1

The parties shall, as soon as is practicable after the Participation Date, establish a Management Committee consisting of one member and one alternate member of Noranda and Booker, who shall designate in writing to the other the names of its member and alternate member of the Management Committee.

17.2

A party may from time to time revoke in writing the appointment of its member to the Management Committee and appoint in writing another in his place. A Participant may from time to time in writing appoint one alternate member for any member theretofore appointed by such party. Alternate members may attend meetings of the Management Committee, and in the absence of the member, his alternate may vote and otherwise act in the place and stead of a member. Whenever any member or alternate member votes or acts, his votes or actions shall for all purposes of this Agreement be considered the actions of the Participant whom he represents. The party shall give written notice to each other from time to time as to names, addresses and telephone and facsimile numbers of their respective members and alternates on the Management Committee.

17.3

Meetings of the Management Committee shall be held at such place and at such times as the Operator deems appropriate but in any event not more frequently than once every three months and not less than once each year. A meeting of the Management Committee may take place by means of counterpart resolutions delivered by facsimile, mail or courier or by means of conference telephones or other communication facilities by which means all members or their alternates participating in the meeting can hear each other. The persons participating in a meeting in accordance with this subsection shall be deemed to be present at the meeting and to have so agreed and shall be counted in the quorum therefor and be entitled to speak and vote thereat.

17.4

Meetings of the Management Committee may be called by the Operator or any party by giving ten days' notice in writing to the others. Notice of a meeting shall not be required if representatives of both the Participants are present and unanimously agree upon the agenda, or in the event of an emergency affecting life or safety or the Assets. All meetings shall be held at such place in the City of Vancouver, British Columbia or City of Toronto, Ontario, as shall be designated by the Operator unless otherwise agreed to by the Participants.

17.5

The representative of the Operator shall be designated as the chairman of the Management Committee (the "Chairman").

17.6

The Operator shall consult freely with the Management Committee and the members thereof, and keep them fully advised of the present and prospective operations and plans and shall furnish the Management Committee with monthly financial statements and reports relating to the status of the Property together with timely current reports and information on any material results relating to the Property.

17.7

Voting by the Management Committee may be conducted by verbal, written or facsimile ballot.

17.8

Except as hereinafter provided, a quorum of any meeting of the Management Committee shall consist of one authorized representative for each party. If a quorum is not present within thirty minutes after the time fixed for holding any such meeting, the meeting shall be adjourned to the same day in the next week (unless such day is a non-business day in which case it shall be adjourned to the next following business day thereafter) at the same time and place. At the adjourned meeting the members or alternate members present in per:;on (which may include only one person) shall form a quorum and may transact the business for which the meeting was originally convened.

17.9

Each member (or alternate member in the absence of the member) of the Management Committee shall have a number of votes equal to the Interest held by the party such member or alternate member represents. All decisions of the Management Committee shall be by the affirmative vote of a majority of the votes entitled to be cast by members. In the event of an equality of votes on any matter which cannot be resolved by the Management Committee, the Participant which is acting as Operator will be deemed to have a sufficiently large Interest to exercise a majority of the votes entitled to be cast by the Participants and, if the Operator exercise such casting vote, it will be deemed to be a resolution passed by a majority of the Participants.

17.10

There shall be included with a notice of meeting such material and data as may be reasonably required to enable the members of the Management Committee to determine the position they should take in respect of any vote or election to be made at such meeting.

17.11

The Operator shall have the responsibility of preparing and distributing notices and agendas of meetings and keeping records of the proceedings at such meetings and distributing same to the parties. Unless any party who was present at the relevant meeting objects by notice in writing delivered to the Chairman within 30 days of receipt of minutes of meetings, detailing the basis for such objection, the minutes so distributed shall be deemed a conclusive record of the proceedings of such meetings. The parties shall not effect any action based on minutes which are in dispute and, in such event, the parties shall reconvene the Management Committee meeting within seven days to resolve such dispute.

18.

POWERS OF MANAGEMENT COMMITTEE

18.1

After the Participation Date the Management Committee shall, without limiting any of its powers as specified elsewhere in this Agreement, have the exclusive right, power and authority to:

(a)

appoint a new Operator upon the occurrence of any of the events set forth in Section 12;

(b)

review the terms of engagement of the Operator, including any remuneration payable to the Operator on the basis that the Operator should neither profit nor lose for acting as such; and

(c)

approve or reject the sale, abandonment or disposition of any part of the Assets (other than the Property), which, in the case of any asset or series of related assets having a value in excess of $500,000. will require the consent of a Participant or Participants holding at least an 80% undivided Interest.

(a)

19.

OPERATING PROGRAMS. BUDGETS AND PAYMENTS

19.1

On the commencement of Commercial Production, all mining operations on the Property will be planned and conducted and all ,:stimates, reports and statements will be prepared and made on the basis of an Operating Year and in accordance with the Accounting Procedure. The first Operating Year will be the period from the commencement of Commercial Production to December 31st of the same calendar year and thereafter each operating year will coincide with the calendar year.

19.2

Prior to the beginning of each Operating Year the Operator will prepare and deliver to the Participants an Operating Plan for the ensuing Operating Year. The Operating Plan applicable to the first Operating Year will be submitted not later than three months prior to the date estimated by the Operator as the date of commencement of Commercial Production, and the Operating Plan for each subsequent operating year will be submitted not later than September 1 of the year immediately preceding the Operating Year to which such Operating Plan relates. Each Operating Plan will contain, with reference to the Operating Year to which it relates, the following:

(a)

a plan of proposed mining operations including, without limiting the generality of the foregoing, particulars of any special items such as:

(i)

Expansion Costs,

(ii)

additional general exploration of the Property outside the mine,

(iii)

opening and equipping an additional mine or mines on the Property,

(iv)

any departure from development or mining plans previously followed by the Operator, or

(v)

any plans for stockpiling of Mineral Products,

(b)

a detailed estimate of all Operating Costs plus a reasonable allowance for contingencies and Reclamation and Remediation Costs and including all Production Program financing repayment costs, other loan costs which are recoverable from Mineral Products, capital costs for replacements, improvements and expansion of the Facilities for the next Operating Year and for the remaining lifetime of the Property and the Facilities;

(c)

an estimate of the quantity of Mineral Products to be produced from the Property; and

(d)

such other facts and figures as may be necessary to give the other parties a reasonably complete picture of the results the Operator plans to achieve;

and the Operator shall promptly supply to each Participant any additional or supplemental information which that Participant may reasonably require in respect to the Operating Plan.

19.3

Each Participant will have 60 days from receipt of any annual Operating Plan within which to consider such Operating Plan following which a meeting of the Management Committee will be called to deal with any objections and alternative proposals. The proposed Operating Plan will then be voted on by the Management Committee. If a Participant objects to an Operating Plan on the basis of any of the items as set out subsection 19.2(a)(i) to (v) the Operator will either modify the Operating Plan or, if it elects to proceed with such Operating Plan, to bear all of the Operating Costs relating to such item, in which event it will be entitled to recoup such amount pursuant to Section 28.

19.4

If a proposed Operating Plan, other than one which includes any of the items set out in subsection 19.2(a)(i) to (v), is not approved by the Management Committee, the Operator will revise and resubmit the Operating Plan until a new Operating Plan is approved. Until an Operating Plan is approved the Operator shall have the right but not the obligation to continue to operate the Property as a mine on behalf of the Participants, based as closely as possible on the most recently approved Operating Plan. In the event the Operator continues to so operate the Property, the most recently approved Operating Plan shall be deemed extended until a new Operating Plan is approved, Costs for the period for which no current Operating Plan has been approved shall be continued at not more than the same amount as contained in the most recently approved Operating Plan and each Participant shall, in accordance with subsection 19.5, contribute its respective Cost Share under such extended Operating Plan.

19.5

Based upon the budgets submitted to and approved by the Management Committee as . the same may be revised from time to time the Operator shall submit to each Participant on or before the 1st day of each month an estimate of the cash requirements required to make disbursements for the 30th through 90th days thereafter which shall show:

(a)

separately the estimated cash disbursements which the Operator will be required to make for Operating Costs and any other expenditures approved by the Participants, including without limitation those for repayment of Production Program financing, other loans recoverable from Mineral Products, Expansion costs and Reclamation and Remediation Costs;

(b)

the extent if any to which such disbursements will be satisfied out of cash in the Operating Fund (as hereinafter defined) after allowing for the cash balance to be maintained in the Operating Fund as approved by the Management Committee;

(c)

the amounts, if any, which are credited to each Participant in the immediately preceding month;

(d)

the Cost Share which each Participant will be required to furnish to the Operator for such disbursements net of and indicating the amount of Operating Costs, if any, to be advanced by the Operator on behalf of that Participant pursuant to subsection 19.3; and

(e)

the account into which the required funds are to be deposited.

19.6

Within 30 days after receipt of each such cash estimate, the Participants will each remit to the Operator their respective Cost Shares required under subsection 19.5(d) and if either Participant fails to pay all or any part of its Cost Share pursuant to subsection 19.5(d) the Operator shall be entitled to pay the unpaid share of that Participant. If the Operator pays such unpaid share, it will have a lien in respect of such amount pursuant to Section 28 and the provisions of Section 28 will apply.

19.7

Prior to incurring any Operating Cost hereunder or as soon as reasonably practicable thereafter, the Operator will open an account or accounts in bank(s) approved by the Participants for the purpose of establishing and maintaining therein at all times a cash fund (the "Operating Fund") from which Operating Costs will be paid by the Operator or from which the Operator may be reimbursed for Operating Costs spent by it.

19.8

All money received by the Operator from the Participants and the payment of the Operator's invoices for accrued Operating Costs shall be deposited in the Operating Fund and, in addition, each Participant shall deposit or cause to be deposited in the Operating Fund at the times and in the manner provided in subsection 19.5 the sums provided for therein. The total amount of deposits in the Operating Fund, regardless of the source thereof, shall at no time exceed the gross Operating Costs of the Operator for the then current and next succeeding month as estimated in the Operating Plan then in effect.

19.9

On commencement of Commercial Production the Management Committee shall establish and administer a contingency fund (the "Contingency Fund"), in addition to all required statutory funds, to be maintained as a separate account for the purpose of paying all costs, outlays, expenses, obligations, liabilities and charges of whatever kind or nature incurred or chargeable, directly or indirectly, by the Participants for environmental protection, reclamation, pollution control, testing, monitoring, clean-up, containment and removal of hazardous substances from the Property, remediation, decommissioning, shutdown and other similar matters ("Reclamation and Remediation Costs"), severance pay for employees arising as a result of operations and in connection with the permanent or temporary shutdown in whole or in part of any mine on the Property. At the time such Contingency Fund is established the Management Committee will estimate the amount required throughout the life of the mine and, based upon the estimated mine life, the amount required to be contributed by each Participant in accordance with its Interest on an annual basis or from time to time in the case of special or unexpected Reclamation and Remediation Costs. Such Contingency Fund shall be invested and reinvested by the Management Committee in such liquid investments as the Management Committee may from time to time authorize. At least once each year from the date of establishment of the Contingency Fund the Management Committee shall review the estimates of required Reclamation and Remediation Costs based upon the information then available, and may adjust the size of the Contingency Fund accordingly. To the extent that additional funds are required to fund Costs once the Contingency Fund is in place and the Management Committee is of the view that there will be sufficient future Mineral Products produced from the Property to replenish any moneys borrowed from the Contingency Fund the Management Committee will distribute such funds to the Participants in accordance with their respective Interests. In the event of any subsequent shortfall in the Contingency Fund, each Participant will within 30 days of being requested to do so in writing by the Management Committee, repay its Cost Share of such funds.

20.

DISPOSITION OF PRODUCTION

20.1

Subject to the provisions of Section 28, for any period after the commencement of Commercial Production and provided that each Participant has paid to the Operator its respective Cost Share of Operating Costs for that period, the Participants shall, subject to subsection 20.3 and Noranda's rights under subsection 20.4, be entitled to take in kind and to separately dispose of Mineral Products in the ratio of their respective Interests.

20.2

For purposes of determining the value of Mineral Products taken in kind pursuant to subsection 20.1, each Participant's share of Mineral Products shall be valued at the time of delivery to the Participants (or purchase or sale by Noranda pursuant to subsection 20.4) and at a value equal to that received by the Participant acting as Operator for its share of such Mineral Products after deduction of:

(a)

all costs of transporting Mineral Products, including insurance, from the Property to the place of delivery designated by the purchaser of such Mineral Products,

(b)

such reasonable charge for marketing Mineral Products as is consistent with generally accepted industry marketing practices, and

(c)

all taxes (other than income taxes), royalties or other charges or imposts provided for pursuant to any law or legal obligation imposed by any government if paid by such Participant in connection with the disposition of Mineral Products taken in kind.

20.3

Any extra expenditure incurred by reason of the taking in kind or separate disposition by a Participant of its proportionate share of Mineral Products shall be borne by that Participant and that Participant shall be required to construct, operate and maintain, at its own expense, any and all facilities which may be necessary to receive, store and dispose of its share of Mineral Products.

20.4

Booker hereby grants to Noranda the right to purchase for its own account or sell up to 100% of Booker's share of Mineral Products with respect to each Operating Year, whether or not Noranda exercised such right for prior Operating Years. The purchase price for the amount of Booker's share of Mineral Products which Noranda elects to purchase, if any, shall be determined by good faith negotiation between Noranda and Booker with due regard for the purchase terms then prevailing for any similar transaction between arms length parties. Noranda shall be entitled to deduct from the sale proceeds for such Mineral Products all costs of or related to marketing such Mineral Products including, without limitation, transportation, storage, commissions, and discounts but all contracts of sale executed by Noranda for Booker's share of Mineral Products shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the circumstances and in no event shall any such contract be for a period in excess of one year.

20.5

Proceeds, if any, from the sale by Noranda of Mineral Products pursuant to subsection 20.4 shall be calculated separately by Noranda at the end of each calendar month and shall be paid monthly within 20 days after the end of each such calendar month following payment to Noranda by Booker of its Cost Share of Operating Costs outstanding as at the end of that calendar month.

23.

LIMITED CHARGING

23.1

Each Participant hereby covenants and agrees with the other to cooperate fully in connection with any production financing for the Property which is presented on reasonable commercial terms for projects of a similar nature, size and financial risk and to hold its Interest free and clear of all liens, charges and encumbrances including any floating charge (except liens for taxes not yet due and other inchoate liens and arising from operations on the Property being contested in good faith) and each Participant shall, if so required by the terms of such project financing, issue to any lender providing such financing, bonds, debentures or other security instruments charging its Interest, inter alia, by way of a specific first mortgage and charge limited to its Interest. No such project financing shall require either Participant to give any guarantee to any third party on behalf of the other Participant, to be jointly and severally liable for the repayment of such financing or to give security to any lenders in respect of such financing in an amount greater than its Interest.

23.2

If a joint financing for the Production Program is not arranged as contemplated in subsection 23.1, then notwithstanding the provisions of Section 26, for the purpose of financing its Cost Share of the Production Program a Participant may, at any time, mortgage, charge or otherwise encumber the whole or any part of its Interest but only upon the condition that the holder of such encumbrance, (hereinafter called the "Chargee"), first enters into a written agreement with the other party in form satisfactory to counsel for such other party, binding upon the Chargee, to the effect that:

(a)

the Chargee will not enter into possession or institute any proceedings for foreclosure or partition of the encumbering Participant's Interest and that such encumbrance shall be subject to the provisions of this Agreement;

(b)

the Chargee's remedies under the encumbrance shall be limited to the sale of the whole, (but only of the whole), of the encumbering party's Interest to the other Participants in accordance with Section 24, or failing such disposition, at a public auction to be held after 90 days prior notice to the other party, such sale to be subject to the purchaser entering into a written agreement with the other party whereby such purchaser assumes all obligations of the encumbering party under the terms of this Agreement; and

(c)

if the Interest of any Participant is forfeited, the right of such Participant to act as Operator will cease.

24.

RESTRICTIONS ON ALIENATION

 24.1

Except in accordance with this Agreement neither party shall transfer, convey, assign, mortgage or grant an option in respect of or grant a right to purchase or in any manner transfer or alienate any or all of its Interest or transfer or assign any of its rights under this Agreement.

24.2

Neither party shall sell any of its Interest or transfer or assign any of its rights under this Agreement except:

(a)

in its entirety, unless specifically provided otherwise hereunder;

(b)

pursuant to an agreement in which the consideration is expressed only in lawful money of Canada, regardless of whether the consideration is to be paid in cash or in shares, property, services or some other consideration;

(c)

as a single transaction not directly or indirectly part of some other sale or purchase or agreement for any additional consideration of any nature whatsoever; and

(d)

when there is no default of any of the covenants and agreements herein contained by such party.

24.3

Nothing in this section shall prevent:

(a)

a sale by either party of all of its Interest or an assignment of all its rights under this Agreement to an Associated Company provided that such Associated Company first complies with the provisions of subsection 24.11;

(b)

a joint disposition of the Property or all or any part of the other assets constituting any part of the Assets to a third party by the parties; or

(c)

a disposition pursuant to Section 25.

24.4

Subject to subsections 24.1 and 24.2, either party (in this section called the "Offeror") intending to sell its Interest or assign its rights under this Agreement shall first give notice in writing to the other party (in this section called the "Offeree") of such intention together with the terms and conditions on which the Offeror intends to sell its Interest or assign its rights under this Agreement.

24.5

If either party (in this section also called the "Offeror") receives any offer to sell its Interest or assign its rights under this Agreement which it intends to accept, the Offeror shall not accept the same unless and until the Offeror has first offered to sell such Interest or rights to the other party (in this section also called the "Offeree") on the same terms and conditions as in the offer received and the same has not been accepted by the Offeree in accordance with subsection 24.7.

24.6

Any communication of an intention to sell pursuant to subsections 24.4 or 24.5 (the "Offer" for the purposes of this section only) shall be in writing delivered in accordance with Section 28 and shall:

(a)

set out fully and clearly all of the terms and conditions of any intended sale;

(b)

if it is made pursuant to subsection 24.5, include a photocopy of the Offer and clearly identify the offering party and include such information as is known by the Offeror about such offering party;

and such communication will be deemed to constitute an Offer by the Offeror to the Offeree to sell the Offeror's Interest or transfer or assign its rights under this Agreement to the Offeree on the terms and conditions set out in such Offer.

24.7

Any Offer made as contemplated in subsection 24.6 shall be open for acceptance by the Offeree for a period of 60 days from the date of receipt by the Offeree.

24.8

If the Offeree accepts the Offer within the time limited such acceptance shall constitute a binding agreement of purchase and sale between the Offeror and the Offeree for the Interest or its rights under this Agreement on the terms and conditions set out in such Offer.

24.9

If the Offeree does not accept the Offer within the time limited the Offeror may complete a sale and purchase of its Interest or its rights under this Agreement on exactly the same terms and conditions set out in the Offer and, where applicable, only to the party making the original offer to the Offeror as contemplated in subsection 24.5, and in any event such sale and purchase will be completed within 60 days from the expiration of the right of the Offeree to accept such Offer or the Offeror must again comply with the provisions of this section.

24.10

While any Offer is outstanding no other Offer may be made until the first mentioned Offer is disposed of and any sale resulting therefrom completed in accordance with the provisions of this section.

24.11

Before the completion of any sale by a party of its Interest or rights under this Agreement, to an Associated Company or otherwise, the purchasing party shall, at the election of the parties not selling, enter into an agreement with the party not selling on the same terms and conditions as set out in this Agreement.

24.12

Each party agrees that its failure to comply with the restrictions set out in this section would constitute an injury and damage to the other party impossible to measure monetarily and, in the event of any such failure the other party shall, in addition and without prejudice to any other rights and remedies at law or in equity, be entitled to injunctive relief restraining or enjoining any sale of any Interest or assignment of any rights under this Agreement save in accordance with the provisions of this section, and any party intending to make a sale or making a sale contrary to the provisions of this section hereby waives any defence it might have in law to such injunctive relief.

24.13

If the Operator sells its Interest or transfers or assigns its rights under this Agreement to a third party, its right as Operator under this Agreement shall be included in such sale only if the third party is acceptable to the remaining Participant and is capable of assuming and performing the duties and obligations of the Operator imposed under this Agreement.

25.

AMALGAMATION OR REORGANIZATION

25.1

The provisions of Section 24 shall not prevent a party from entering into an amalgamation or corporate reorganization which will have the effect in law of the amalgamated or surviving company possessing all the property, rights and interests and being subject to all the debts, liabilities and obligations of each amalgamating or predecessor company.

1.

ENCUMBRANCE, PARTITION AND INDEMNIFICATION

26.1

Except as provided in Section 23 hereof, a Participant shall not, without the prior written consent of the other Participant, which consent shall not be unreasonably withheld, encumber or suffer to exist any lien, charge or encumbrance on its Interest, other than liens, charges or encumbrances in existence or contemplated as at the Participation Date which have been disclosed to the other Participant.

26.2

No Participant shall partition or seek partition, whether through order of any court or otherwise, of the Assets.

26.3

A Participant shall not have authority to act for or assume any obligations or liabilities on behalf of any other Participant except such as are specifically authorized pursuant to and in accordance with the terms of this Agreement, and each Participant shall indemnify and hold the others, and their officers, employees, and agents, harmless from and against any and all losses, claims, damages and ]liabilities arising out of any act or any assumption of any obligations by it done or undertaken on behalf of the other Participants other than as provided herein.

2.

NOTICE

27.1

Any notice, direction or other instrument required or permitted to be given under this Agreement shall be in writing and may be given by the delivery of the same or by mailing the same by prepaid registered or certified mail or by sending the same by telecommunication, facsimile or other similar form of communication, in each case addressed as follows:

(a)

If to Noranda at:

Noranda Mining and Exploration Inc.

1 Adelaide Street East, Suite 2700

Toronto, Ontario

M5C 2Z6

Attention:

Legal Department

Facsimile No:

(416) 982-3525

with a copy to:

Noranda Mining and Exploration Inc.

1 Adelaide Street East, Suite 2700

Toronto, Ontario

M5C 2Z6

Attention:

Director Strategic Alliances

Facsimile No:

(416) 982-7420

(b)

If to Booker at:

Booker Gold Explorations Limited

10th Floor, Princess Building

609 West Hastings Street

Vancouver, British Columbia V6B 4W4

Attention:

Mr. J. Paul Stevenson

Facsimile No:

(604) 687-5995

E-mail:

booker@xl.ca

27.2

Any notice, direction or other instrument will, if delivered, be deemed to have been given and received on the day it was delivered, and if mailed, be deemed to have been given and received on the fifth business day following the day of mailing, except in the event of disruption of the postal service in which event notice will be deemed to be received only when actually received and, if sent by telecommunication, facsimile or other similar form of communication, be deemed to have been given or received on the day it was so sent.

27.3

Any party may at any time give to the others notice in writing of any change of address of the party giving such notice and from and after the giving of such notice the address or addresses therein specified will be deemed to be the address of such party for the purposes of giving notice hereunder.

28.

LIEN

28.1

The Operator shall have a lien and charge (subject only to the rights of any third party providing financing for the Production Program as contemplated in subsection 23.1 which will rank pan passu), on the Participants' respective Interests, their right to receive either Mineral Products in kind or proceeds from the sale thereof and their interests in any contracts for the sale of Mineral Products as security for any amount paid by the Operator on behalf of a Participant in respect of Operating Costs pursuant to subsection 19.3 or 19.6 plus interest at the Prime Rate plus 5% per annum, compounded semi-annually, on June 30 and December 31 in each year, both before and after demand (provided that if at any time it is determined that interest at the rate aforesaid is not exigible under the Canada Interest Act, such debt shall bear interest at the rate of 20% per annum payable on the date on which the amount in default is paid, except that interest accrued and unpaid in any year shall be payable on January 1 in the next succeeding year).

28.2

The lien in favour of the Operator under subsection 28.1 (hereafter referred to as the "Lienholder") may be secured upon the request of the Lienholder by a mortgage, pledge, charge, general security agreement and financing statement under applicable personal property security legislation in favour of the Lienholder upon the Interest of the debtor Participant (hereafter referred to as the "Debtor"), the Debtor's right at any time to receive either Mineral Products in kind or proceeds from the sale thereof and its interest in any contracts for the sale of Mineral Products, but if the Debtor wishes to provide a sufficient bond for securing such payment, in the place of a mortgage, pledge and charge, general security agreement and financing statement, it may elect to do so, and if the Lienholder objects thereto, the sufficiency of the bond (including acceptability of the obligor thereunder, as the case may be) shall be submitted to arbitration to be held in the City of Vancouver in accordance with the provisions of the Commercial Arbitration Act (British Columbia).

28.3

If the Lienholder is unable to eliminate any amounts owed to it by the Debtor pursuant to subsection 28.1 and the Debtor owing the amount in question has not paid off the deficiency, the Lienholder shall have the right to take possession of all or any part of the Debtors' Interest. The Lienholder may sell and dispose of the Interest which it has so taken into its possession by:

(a)

first offering that Interest pro rata to the Participants other than the Debtor (the "Non-defaulting Participants"), for that price which is the average of the fair market value stated in three appraisals obtained by the Lienholder from independent well recognized appraisers competent in the appraisal of mining properties; and

(b)

if one or more of the Non-defaulting Participants have not purchased all or part of that Interest as aforesaid, then by selling the balance, if any, either in whole or in part or in separate parcels at public auction or by private tender (the "Non-defaulting Participants being entitled to bid) at a time and on whatever terms the Lienholder shall arrange, having first given notice to the Debtor of the time and place of the sale.

28.4

As a condition of the sale as contemplated in paragraph 28.3(b), the purchaser shall agree to be bound by this Agreement and, prior to acquiring the Interest, shall deliver notice to that effect, in form acceptable to the Lienholder to all Participants. Section 24 shall not apply to any proposed sale to a third party pursuant to paragraph 28.3(b).

28.5

The net proceeds of any sales (after deduction of the expenses of sale) pursuant to subsection 28.2 shall be applied by the Lienholder in payment of the amount due from the Debtor and interest as aforesaid, and the balance remaining, if any, shall be paid to the Debtor after deducting therefrom reasonable costs of the sale.

28.6

The purchaser at any sale hereunder shall not be bound to see to the propriety or regularity thereof. Any sale or disposal made pursuant to this Section 28 shall be a perpetual bar both at law and in equity to any actions, suits, proceedings, claims or litigation by the Debtor and its successors and assigns against the Lienholder and any purchasers with respect to such debt and sales except to obtain its share of sale proceeds, if any, pursuant to subsection 28.5.

28.7

At the sale contemplated by subsection 28.2, the Debtor shall execute and deliver all transfer documents necessary to transfer the Debtors' Interest. The Debtor hereby irrevocably appoints the Lienholder or any officer of the Lienholder as its attorney-in-fact with full power and authority to execute any and all documents which the purchaser of the Debtor’s Interest deems necessary to evidence the transfer of the Interest of the Debtor. Such power of attorney is coupled with an interest and shall not be revoked by, affected or extinguished by any incapacity or dissolution of the Debtors.

28.8

For purposes of determining the value of Mineral Products taken by the Operator or a Participant pursuant to Section 28 each Participant's share of Mineral Products shall be valued after deduction of:

(a)

all costs of transporting Mineral Products, including insurance, from the Property to the place of delivery designated by the purchaser of such Mineral Products,

(b)

such reasonable charge for marketing Mineral Products as is consistent with generally accepted industry marketing practices, and

(c)

all taxes (other than income taxes), royalties or other charges or imposts provided for pursuant to any law or legal obligation imposed by any government if paid by such Participant in connection with the disposition of Mineral Products taken in kind.

29.

VOLUNTARY WITHDRAWAL

29.1

Any party ("Withdrawing Party") may, at any time during the currency of the Joint Venture, voluntarily withdraw from the Joint Venture and thereby forfeit its right, title and interest in and to the Property and its rights under this Agreement by giving written notice of such withdrawal to the other party ("Remaining Party"), which notice shall indicate an effective date for such withdrawal of not earlier than ninety (90) days subsequent to the delivery of such notice. In such event the Withdrawing Party shall:

(a)

remain liable and responsible for its share of all costs, expenses, liabilities and obligations arising in respect of the Joint Venture up to the effective date of the withdrawal, whether accruing before or after such date;

(b)

secure by way of a letter of credit, or otherwise to the satisfaction of the Remaining Party, its share of the costs of the Contingency Funds as set out in Section 19.9, including without limitation the costs of reclaiming the Property, all such costs as estimated at the effective date of withdrawal considering all applicable laws and regulations and the policies and requirements of any governmental, regulatory or other body having jurisdiction;

(c)

continue, for a period of two years after the effective date of the withdrawal, to treat information and data with respect to the Property as confidential in accordance with Section 22;

(d)

remain obligated to execute and deliver such documents as may be necessary to evidence the forfeiture and transfer to the Remaining Party of its Interest;

(e)

shall not be entitled to any Royalty Interest hereunder;

the Remaining Party shall become the owner of a 100% right, title and interest in and to the Property, including all exploration permits and mining claims comprising the Property as of the effective date of the withdrawal; and

the Joint Venture shall be terminated and the Management Committee shall be disbanded, as of the effective date of the withdrawal.

Upon receipt of a notice of withdrawal pursuant to Section 27, the Remaining Party may give notice to the Withdrawing Party, prior to the effective date of the withdrawal, electing to join in the withdrawal, in which event the Joint Venture shall be terminated and the Management Committee shall be disbanded on receipt of such notice by the Withdrawing Party, the assets of the Joint Venture shall be forthwith liquidated and the proceeds obtained from such liquidation shall be distributed in proportion to each party's Participating Interest. In such event, the parties shall remain liable for their share of all costs, expenses, liabilities and obligations in respect of the Joint Venture severally in proportion to their respective Participating Interests on the day before the effective date of the withdrawal.

1.

FURTHER ASSURANCES

30.1

The parties will execute such further and other documents and do such further and other things as may be necessary or convenient to carry out and give effect to the intent of this Agreement.

31.

MANNER OF PAYMENT

31.1

All references to monies hereunder shall be in Canadian currency. All payments to be made to any party hereunder may be made by cheque or draft mailed or delivered to such party at its address for notice purposes as provided herein, or deposited for the account of such party at such bank or banks as such party may designate from time to time by written notice. Said bank or banks shall be deemed the agent of the designating party for the purpose of receiving, collecting and receipting such payment.

32.

TERMINATION

32.1

This Agreement shall terminate upon the occurrence of the earliest of:

(a)

the written agreement by the parties to terminate; or

(b)

the termination of the Booker Option and this Agreement pursuant to subsection 4.3

33.

RULE AGAINST PERPETUITIES

33.1

If any right, power or interest of any party in any property under this Agreement would violate the rule against perpetuities, then such right, power or interest shall terminate at the expiration of 20 years after the death of the last survivor of all the lineal descendants of Her Majesty, Queen Elizabeth II of England, living on the date of this Agreement.

34.

TIME OF ESSENCE

34.1

Time shall be of the essence in the performance of this Agreement.

35.

HEADINGS

35.1

The headings of the sections of this Agreement are for convenience only and do not form a part of this Agreement nor are they intended to affect the construction or meaning of anything herein contained or govern the rights and liabilities of the parties.

36.

ENUREMENT

36.1

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

37.

FORCE MAJEURE

37.1

No party will be liable for its failure to perform any of its obligations under this Agreement due to a cause beyond its control (except those caused by its own lack of funds) including, but not limited to civil disturbances, unusually severe weather conditions, environmental or other protests or blockages, acts of God, fire, flood, explosion, strikes, walk-outs, lockouts or other industrial disturbances, labour shortages, power shortages, fuel shortages, shipping delays, governmental moratoriums, laws, rules and regulations or orders of any duly constituted governmental authority or non-availability of materials or transportation (each an "Intervening Event").

37.2

All time limits imposed by this Agreement will be extended by a period equivalent to the period of delay resulting from an Intervening Event described in subsection 37.1.

37.3

A party relying on the provisions of subsection 37.1 will give prompt notice to the other of the basis for such reliance and will take all reasonable steps to eliminate any Intervening Event and, if possible, will continue to perform its obligations under this Agreement as far as practical, but nothing herein will require such party to settle or adjudicate any labour dispute or to question or to test the validity of any law, rule, regulation or order of any duly constituted governmental authority or to complete its obligations under this Agreement if an Intervening Event renders performance impossible.

38.

DEFAULT

38.1

Notwithstanding anything in this Agreement to the contrary (other than the provisions of this Agreement providing for elections to contribute and contributions to any Costs for which no notice of default need be given), if any party (a "Defaulting Party") is in default of any requirement herein set forth the party affected by such default shall give written notice to the Defaulting Party specifying the default and the Defaulting Party shall not lose any rights under this Agreement, unless within 30 days after the giving of notice of default by the affected party the Defaulting Party has failed to take reasonable steps to cure the default by the appropriate performance and if the Defaulting Party fails within such period to take reasonable steps to cure any such default, the affected party shall be entitled to seek any remedy it may have on account of such default.

39.

FURTHER AGREEMENT

39.1

After the commencement of Commercial Production, any Participant may give notice to the other Participants requiring those Participants to enter into negotiations to settle an operating agreement to supersede this Agreement. All Participants will endeavour to settle such an agreement but if they fail to do so this Agreement will remain in full force and effect.

40.

ENTIRE AGREEMENT

40.1

This Agreement constitutes the entire agreement between the parties and replaces and supersedes the letter agreement between the parties dated October 21, 1997 and all prior agreements, memoranda, correspondence, communications, negotiations and representations, whether oral or written, express or implied, statutory or otherwise between the parties with respect to the subject matter herein.

41.

GOVERNING LAW

41.1

This Agreement shall be governed by and construed according to the laws of British Columbia.

42.

REGULATORY APPROVAL

42.1

This Agreement and the obligations of Booker hereunder are subject to acceptance by the Vancouver Stock Exchange on the part of Booker.

43.

EXECUTION

43.1

This Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and all parties agree that the reproduction of signatures by way of telecopying device will be treated as though such reproductions were executed originals.

IN WITNESS WHEREOF the parties hereto have executed these presents as of the day and year first above written.

The Corporate Seal of NORANDA MINING AND EXPLORATION INC. was hereunto affixed in the presence of:

The Corporate Seal of BOOKER GOLD EXPLORATIONS LIMITED was hereunto affixed in the presence of:

Authorized

SCHEDULE "A" TO THE OPTION AND JOINT VENTURE AGREEMENT
EXECUTED MARCH 24, 1999 AND MADE EFFECTIVE AS OF OCTOBER 22, 1997

BETWEEN NORANDA MINING AND EXPLORATION INC.

AND BOOKER GOLD EXPLORATIONS LIMITED

DESCRIPTION OF TIME MORRISON PROPERTY

The following 32 located mineral claims situated in the Omineca Mining Division of the Babine District, British Columbia and known as the Morrison Property:

Claim Name	Record #
ALVA 1	243863
ALVA 2	243864
DULL AXE 1	244266
DULL AXE 2	244267
DYKE 1	360773
DYKE 2	360774
DYKE 3	360775
DYKE 4	360776
DYKE 5	360777
DYKE 7	244320
ELLEN 1	243847
ELLEN 2	243848
ELLEN 3	243849
ELLEN 3 FR	243879
ELLEN 4	243850
ELLEN 5	243851
ELLEN 6	243852
ELLEN 7	243853
ELLEN 8	243854
ELLEN 9	243855
ELLEN 10	243856
ELLEN 11	243857
ELLEN 12	243858
ELLEN 13	243859
ELLEN 14	243860
ELLEN 15	243861
ELLEN 16	243862
FRANCES 25	244011
FRANCES 27	244012
PATCH	244326
SHE 13	244278
SHE 14	244279

5667000

E66000

E69000

E670000

E071000

€672000

E673000

Ee74000

Ne123004,. +

+

+

+

+

Dyke I to 5 ,. 2post claims, NTS# 93M/1 W,

Nov.28 1997.

Scale 1:50000

r112820a.cor

0

1.750

201011199a Pathfinder Office"'

SCHEDULE "B" TO THE OPTION AND JOINT VENTURE AGREEMENT
EXECUTED MARCH 24, 1999 AND MADE EFFECTIVE AS OF OCTOBER 22, 1997
BETWEEN NORANDA MINING AND EXPLORATION INC.
AND BOOKER GOLD EXPLORATIONS LIMITED

DESCRIPTION OF THE HEARNE PROPERTY

The following 22 located mineral claims situated in the Omineca Mining Division of the Babine District, British Columbia and known as the Hearne Property:

Claim Name	Record #

CUB 200	341509
COPPER 100	341512
COPPER 200	341511
HEARNE 1	242812
HEARNE 2	242813
HEARNE 3	347037
HEARNE 4	347038
HEARNE 5	347039
HEARNE 6	347040
HEARNE 7	347041
HEARNE 8	347042
HEARNE9	347043
HEARNE 10	347046
HEARNE 11	347047
HEARNE 12	348735
HEARNE 13	348736
CUB 100	341513
BB 1	341551
BB2	341552
BB 3	341553
BB 4	341554
CUB 300	341510

SCHEDULE "C" TO THE OPTION AND JOINT VENTURE AGREEMENT
EXECUTED MARCH 24, 1999 AND MADE EFFECTIVE AS OF OCTOBER 22, 1997
BETWEEN NORANDA MINING AND EXPLORATION INC.
AND BOOKER GOLD EXPLORATIONS LIMITED

ACCOUNTING PROCEDURE

The financial and accounting procedures to be followed by the Operator and the Participants under the Agreement are set forth below. References in this Accounting Procedure to Sections and Articles are to those located in this Accounting Procedure unless it is expressly stated that they are references to the Agreement. Terms having defined meanings in the Agreement and used herein will have the same meanings in this Schedule as assigned to them in the Agreement unless otherwise specified or the context otherwise requires.

ARTICLE I
GENERAL PROVISIONS

1.1

General Accounting Records. The Operator shall maintain detailed and comprehensive cost accounting records in accordance this Accounting Procedure, including general ledgers, supporting and subsidiary journals, invoices, cheques and other customary documentation, sufficient to provide a record of revenues and expenditures and periodic statements of financial position and the results of operations for managerial, tax, regulatory or other financial reporting purposes. Such records shall be retained for the duration of the period allowed the Participants for audit or the period necessary to comply with tax or other regulatory requirements. The records shall reflect all obligations, advances and credits of the Participants.

1.2

Bank Accounts. The Operator shall maintain one or more separate bank accounts for the payment of all expenses and the deposit of all cash receipts for the Joint Venture (such account or accounts are herein referred to as the "Joint Account").

ARTICLE 2
CHARGES TO JOINT ACCOUNT

Subject to the limitations hereinafter set forth, the Operator shall charge the Joint Account with the following:

2.1

Rentals. Royalties and Other Payments. All property acquisition and holding costs, including filing fees, license fees, costs of permits and assessment work. delay rentals, production royalties, including any required advances. and all other payments made by the Operator which are necessary to acquire or maintain title to the Property and Assets.

2.2

Labour and Employee Benefits

(a)

Salaries and wages of the Operator's employees directly engaged in the operation of the Property as a mine, including salaries or wages of employees who are temporarily assigned to and directly employed by same;

(b)

The Operator's cost of holiday. vacation, sickness and disability benefits, and other customary allowances applicable to the salaries and wages chargeable under subsections 2.2(a) and 2.12. Such costs may be charged on a "when and as paid basis." or by "percentage assessment" on the amount of salaries and wages. If percentage assessment is used, the rate shall be applied to wages or salaries excluding overtime and bonuses. Such rate shall be based on the Operator's cost experience and it shall be periodically adjusted at least annually to ensure that the total of such charges does not exceed the actual cost thereof to the Operator;

(c)

The Operator's actual cost of established plans for employees' group life insurance, hospitalization, pension, retirement, stock purchase, thrift, bonus (except production or incentive bonus plans under a union contract based on actual rates of production, cost savings and other production factors, and similar non-union bonus plans customary in the industry or necessary to attract competent employees, which bonus payments shall be considered salaries and wages under subsections 2.2(a) or 2.12; rather than employees' benefit plans) and other benefit plans of a like nature applicable to salaries and wages chargeable under subsections 2.2(a) or 2.12. provided that the plans are limited to the extent feasible to those customary in the industry;

(d)

Cost of assessments imposed by governmental authority which are applicable to salaries and wages chargeable under subsections 2.2(a) and 2.12, including all penalties except those resulting from the wilful misconduct or gross negligence of the Operator;

2.3

Materials. Equipment and Supplies. The cost of materials, equipment and supplies (hereinafter called "Material") purchased from unaffiliated third parties or furnished by the Operator or any Participant as provided in Article 3. The Operator shall purchase or furnish only so much Material as may be required for immediate use in efficient and economical Operations. The Operator shall also maintain inventory levels of Material at reasonable levels to avoid unnecessary accumulation of surplus stock.

2.4

Equipment and Facilities Furnished by Operator. The cost of machinery, equipment and facilities owned by the Operator and used in the operation of the Property as a mine or used to provide support or utility services in the operation of the Property as a mine charged at rates commensurate with the actual costs of ownership and operation of such machinery, equipment and facilities. Such rates shall include costs of maintenance, repairs, other operating expenses, insurance, taxes. depreciation and interest at a rate not to exceed the Prime Rate plus one percent per annum. Such rates shall not exceed the average commercial rates currently prevailing in the vicinity of the operation of the Property as a mine.

2.5

Transportation. Reasonable transportation costs incurred in connection with the transportation of employees and material necessary for the operation of the Property as a mine.

2.6

Contract Services and Utilities. The cost of contract services and utilities procured from outside sources, other than services described in subsections 2.9 and 2.13. If contract services are performed by the Operator or an Affiliate thereof, the cost charged to the Joint Account shall not be greater than that for which comparable services and utilities are available in the open market within the vicinity of the Property. The cost of professional consultant services procured from outside sources in excess of $25,000 shall not be charged to the Joint Account unless approved by the Management Committee.

2.7

Insurance Premiums. Net premiums paid for insurance required to be carried for the operation of the Property as mine for the protection of the Participants.

2.8

Damages and Losses. All costs in excess of insurance proceeds necessary to repair or replace damage or losses to any Property or Assets resulting from any cause other than the wilful misconduct or gross negligence of the Operator. The Operator shall furnish the Management Committee with written notice of damages or losses as soon as practicable after a report thereof has been received by the Operator.

2.9

Legal and Regulatory Expense. Except as otherwise provided in subsection 2.13, all, legal and regulatory costs and expenses incurred in or resulting from the operation of the Property as a mine or necessary to protect or recover the Property or Assets of the Joint Venture. All attorney's fees and other legal costs to handle, investigate and settle litigation or claims, including the cost or legal services provided by the Operator's legal staff, and amounts paid in settlement of such litigation or claims in excess of $25,000 shall not be charged to the Joint Account unless approved by the Management Committee.

2.10

Audit. Cost of annual audits under Section 21 of the Agreement if approved by all of the Participants.

2.11

Taxes. All taxes (except income taxes) of every kind and nature assessed or levied upon or in connection with the Property or Assets. the production of Products or operation of the Property as a mine, which have been paid by the Operator for the benefit of the Participants. Each Participant is separately responsible for income taxes which are attributable to its respective Participating Interest.

2.12

District and Camp Expense (Field Supervision and Camp Expenses). A pro rata portion of (i) the salaries and expenses of the Operator's superintendent and other employees serving the operation of the Property as a mine whose time is not allocated directly to such operation of the Property as a mine, and (ii) the costs of maintaining and operating an office (herein called "the Operator's Project Office") and any necessary suboffice and (iii) all necessary camps, including housing facilities for employees, used for the operation of the Property as a mine. The expense of those facilities. less any revenue therefrom. shall include depreciation or a fair monthly rental in lieu of depreciation of the investment. The total of such charges for all properties served by the Operator's employees and facilities shall be apportioned to the Joint Account on the basis of a ratio, the numerator of which is the direct labour costs of operation of the Property as a mine and the denominator of which is the total direct labour costs incurred for all activities served by the Operator.

2.13

Administrative Charge.

(a)

Each month, the Operator shall charge the Joint Account an amount, which shall be a liquidated amount to reimburse the Operator for its home office overhead and general and administrative expenses to operate the Property as a mine. equal to 15% of all Costs up to the date of commencement of Commercial Production excluding any construction or development contracts in excess of $100,000 to which a 3% management fee shall apply and following commencement of Commercial Production the management fee shall be renegotiated to be based upon usual business practices for an operating mine on the basis that the Operator should neither profit nor lose for acting as such, to be payable monthly in arrears for the Costs incurred in that month, which charge shall be in an amount sufficient to reimburse the Operator fully for its services as Operator, but not sufficient to enable the Operator to profit thereby and such fees will be reviewed and if proven to be excessive or insufficient shall be adjusted by the Management Committee on the basis that the Operator should neither profit nor lose by acting as such.

(b)

The following is a representative list of items comprising the Operator's principal business office expenses that are expressly covered by the administrative charge provided in this subsection 2.13:

(i)

Administrative supervision, which includes services rendered by managers, department supervisors, officers and directors of the Operator for operation of the Property as mine, except to the extent that such services represent a direct charge to the Joint Account, as provided for in subsection 2.2;

(ii)

Accounting, data processing, personnel administration, billing and record keeping in accordance with governmental regulations and the provisions of the Agreement, and preparation of reports;

(iii)

The services of tax counsel and tax administration employees for all tax matters, including any protests, except any outside professional fees which the Management Committee may approve as a direct charge to the Joint Account:

(iv)

Routine legal services rendered by outside sources and the Operator's legal staff not otherwise charged to the Joint Account under subsection 2.9; and

(v)

Rentals and other charges for office and records storage space, telephone service, office equipment and supplies;

(i)

(c)

The Management Committee shall annually review the administration charges and shall amend the methodology or rates used to determine such charges if they are found to be insufficient or excessive.

2.14

Other Expenditures. Any reasonable direct expenditure, other than expenditures which are covered by the foregoing provisions, incurred by the Operator for the necessary and proper operation of the Property as a mine.

ARTICLE 3

BASIS OF CHARGES TO JOINT ACCOUNT

3.1

Purchases. Material purchased and services procured from third parties shall be charged to the Joint Account by the Operator at invoiced cost, including applicable transfer taxes, less all discounts taken. If any Material is determined to be defective or is returned to a vendor for any other reason, the Operator shall credit the Joint Account when an adjustment is received from the vendor.

3.2

Material Furnished by or Transferred to the Operator or a Participant. Any Material furnished by the Operator or Participant from its stocks or transferred to the Operator or Participant shall be priced on the following basis:

(a)

New Material: New Material transferred from the Operator or Participant shall be priced F.O.B. the nearest reputable supply store or railway receiving point,'where like Material is available, at the current replacement cost of the same kind of Material, exclusive of any available cash discounts, at the time of the transfer (herein called, "New Price");

(b)

Used Material.

(i)

Used Material in sound and serviceable condition and suitable for reuse without reconditioning shall be priced as follows:

A.

Used Material transferred by the Operator or Participant shall be priced at seventy-five percent (75%) of the New Price;

B.

Used Material transferred to the Operator or Participant shall be priced (i) at seventy-five percent (75%) of the New Price if such Material was originally charged to the Joint Account as new Material, or (ii) at sixty-five percent (65%) of the New Price if such Material was originally charged to the Joint Account as good used Material at seventy-five percent (75%) of the New Price;

(ii)

Other used Material which, after reconditioning will be further serviceable for original function as good secondhand Material, or which is serviceable for original function but not substantially suitable for reconditioning shall be priced at fifty percent (50%) of New Price. The cost of any reconditioning shall be borne by the transferee;

(iii)

All other Material. including junk, shall be priced at a value commensurate with its use or at prevailing prices. Material no longer suitable for its original purpose but usable for some other purpose shall be priced on a basis comparable with items normally used for such other purposes;

(c)

Obsolete Material. Any Material which is serviceable and usable for its original function, but its condition is not equivalent to that which would justify a price as provided above shall be priced by the Management Committee. Such price shall be set at a level which will result in a charge to the Joint Account equal to the value of the service to be rendered by such Material.

3.3

Premium Prices. Whenever Material is not readily obtainable at published or listed prices because of national emergencies, strikes or other unusual circumstances over which the Operator has no control, the Operator may charge the Joint Account for the required Material on the basis of the Operator's direct cost and expenses incurred in procuring such Material and making it suitable for use. The Operator shall give written notice of the proposed charge to the Participants prior to the time when such charge is to be billed, whereupon any Participant shall have the right, by notifying the Operator within ten days of the delivery of the notice from the Operator, to furnish at the usual receiving point all or part of its share of Material suitable for use and acceptable to the Operator.

3.4

Warranty of Material Furnished by the Operator or Participants. Neither the Operator nor any Participant warrants the Material furnished beyond any dealer's or manufacturer's warranty and no credits shall be made to the Joint Account for defective Material until adjustments are received by the Operator from the dealer's manufacturer or their respective agents.

ARTICLE 4
DISPOSAL OF MATERIAL

4.1

Disposition Generally. The Operator shall have no obligation to purchase a Participant's interest in Material. Management Committee shall determine the disposition of major items of surplus Material, provided the Operator shall have the right to dispose of normal accumulations of junk and scrap Material either by sale or by transfer to the Participants as provided in subsection 4.2.

4.2

Distribution to Participants. Any Material to be distributed to the Participants shall be made in propottion to Interests, and corresponding their respective Participating credits shall be made to the Joint Account on the basis provided in subsection 3.2.

4.3

Sales. Sales of Material to third parties shall be credited to the Joint Account at the net amount received. Any damages or claims by the Purchaser shall be charged back to the Joint Account if and. when paid.

ARTICLE 5

INVENTORIES

5.1

Periodic Inventories. Notice and Representations. At reasonable intervals, inventories shall be taken by the Operator, which shall include all such Material as is ordinarily considered controllable by operators of mining properties and the expense of conducting such periodic inventories shall be charged to the Joint Account. The Operator shall give written notice to the Participants of its intent to take any inventory at least thirty (30) days before such inventory is scheduled to take place. A Participant shall be deemed to have accepted the results of any inventory taken by the Operator if the Participant fails to be represented at such inventory.

5.2

Reconciliation and Adjustment of Inventories. Reconciliation of inventory with charges to the Joint Account shall be made, and a list of overages and shortages shall be furnished to the Management Committee within six (6) months after the inventory is taken. Inventory adjustments shall be made by the Operator to the Joint Account for overages and shortages, but the Operator shall be held accountable to the Joint Venture only for shortages due to lack of reasonable diligence.

SCHEDULE "D" TO THE OPTION AND JOINT VENTURE AGREEMENT
EXECUTED MARCH 24, 1999 AND MADE EFFECTIVE AS OF OCTOBER 22, 1997
BETWEEN NORANDA MINING AND EXPLORATION INC.
AND BOOKER GOLD EXPLORATIONS LIMITED

THIS AGREEMENT made as of the 04 day of July, 1995,

BETWEEN:

KCC 167 HOLDINGS LTD., a body corporate duly incorporated

under the laws of British Columbia and having an office at #705-

475 Howe Street, Vancouver, B.C. V6C 2B3

(the "Vendor")

OF THE FIRST PART AND:

BOOKER GOLD EXPLORATIONS LIMITED, a body corporate duly incorporated under the laws of the Province of British Columbia and having an office at 10th Floor, 609 West Hastings Street, in the City of Vancouver, Province of British Columbia, V6B 4W4;

("the "Purchaser")

OF THE SECOND PART

WHEREAS:

A.

The Vendor is the beneficial owner of a 100% interest in mineral titles staked pursuant to the Mineral Tenure Act, Province of British Columbia, as more particularly described in the attached Schedule A, (the "Claims"), and summarily described as Claim Names COPPER #100 and COPPER #200;

B.

The Vendor and the Purchaser deal at arms length;

C.

The Vendor wishes to sell and the Purchaser wishes to purchase the Claims on the terms hereinafter provided;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants, agreements and promises herein contained the parties hereto covenant, agree, represent and promise each with the other as follows:

1.

The Vendor agrees to sell and the Purchaser agrees to purchase the Claims, subject to the terms and conditions of this Agreement and subject further to the reservation in favour of the Vendor of a 3% net smelter return royalty to be effective following the commencement of commercial production of the Claims (the "NSR"). The NSR shall be subject to a 2% buyback in 1 % increments at $500,000.00 per 1%.

2.

In consideration of and for the sale of the Claims and upon execution of this Agreement, the Purchaser shall pay to Kerfoot, Cameron & Company (hereinafter "Kerfoot"), #314-9600 Cameron Street, Burnaby, B.C. V3J 7N3, the sum of $ 10,000.00 in trust for KCC 167 Holdings Ltd. and to the irrevocable direction of KCC 167 Holdings Ltd.

3.

In consideration of and for the sale of the Claims, the Purchaser shall pay to the Vendor 100,000 no par value common shares subject to regulatory approval as set out in paragraph 15 hereto.

4.

The Vendor warrants and represents that:

a.

it is a body corporate which is duly incorporated, validly existing and in good standing with respect to the filing of annual reports under the laws of the Province of British Columbia with full power, absolute authority and capacity to enter into this Agreement and to carry out the transaction contemplated hereby;

b.

it is the beneficial owner as to a full and unrestricted 100% right, title and interest in and to the Claims;

c.

the Claims are free and clear of all liens, charges and encumbrances;

d.

the Claims have been duly and validly staked and recorded in accordance with the applicable laws of the Province of British Columbia and are valid and subsisting mineral claims as at the date of execution and delivery of this Agreement;

e.

it has the sole right to convey the Claims to the Purchaser notwithstanding any prior act and no other person, firm or corporation has any proprietary or other interest in the Claims; and

f.

the Purchaser shall have quiet possession of the Claims free from any and all claims and encumbrances.

5.

The Purchaser warrants and represents that:

a.

it is a body corporate which is duly incorporated, validly existing and is in good standing with respect to the filing of annual reports under the laws of the Province of British Columbia with full power, absolute authority and capacity to enter into this Agreement and to carry out the transaction contemplated hereby;

b.

it has an authorized share capital of 20,000,000 no par value common shares; and

c.

if any shares are to be allotted and issued pursuant to this Agreement, they shall be issued as fully paid and non-assessable.

6.

The Vendor covenants and agrees to grant, assign, convey and transfer unto the Purchaser an undivided 100% right, title and interest in and to the Claims by good, proper and sufficient conveyance to the Purchaser, its successors or assigns, to and for its and their sole and only benefit and use forever, subject only to such mining laws relating to the Claims in force from time to time within the Province of British Columbia and the reservation by the Vendor of the NSR payable as outlined in Schedule B. The NSR is subject to a 2% buy back.

7.

The Vendor covenants and agrees, for the purpose of registering the transfer of the Claims contemplated by this Agreement, to execute and deliver, or cause to be executed and delivered, to the Purchaser concurrently with payment of the cash consideration and issuance and delivery of the share consideration by the Purchaser, a Bill of Sale or other acceptable transfer document in recordable form transferring the Claims to the Purchaser subject only to the NSR.

8.

The parties hereto covenant and agree to execute such further and other documents and deeds and to give such further and other assurances as may be necessary to fully implement this Agreement.

9.

For the purposes of this Agreement, the term "net smelter return" shall include all monies realized and actually received on the sale of any ores or minerals mined or extracted from the Claims, including any premiums, bonuses and subsidies, less, if any, such ores or minerals requiring smelting or other processing, all monies paid or payable on account of:

1.

a.

loading and transportation of the ores or minerals from the Claims or any mill erected on or about the Claims to the smelter or other purchaser;

b.

freight allowance and severage taxes or royalties that may be paid to the Province of British Columbia;

c.

penalties and other deductions whatsoever paid or payable in relation to the sale of the ores or minerals;

d.

in the event that a local or on-premises treatment facility or mill is installed, costs and expenses related to the operation of such facility which are attributable, on a pro-rata basis, to the amount of ores and minerals which are processed from the Claims; and

e.

smelter treatment charges.

10.

For the purposes of this Agreement, commercial production of the Claims shall be determined to have commenced on the date upon which cash proceeds, not including proceeds received from the sale or disposition of mineral products for assay or testing purposes, having been received by the Purchaser from the sale of mineral products derived from the Claims. It is expressly understood that the Purchaser shall be under no obligation whatsoever to place the Claims into production; and in the event commercial production is commenced, the Purchaser shall have the right at any time to curtail or suspend such production as it may in its absolute discretion determine.

11.

The parties have entered into this Agreement subject to Regulatory Approval.

12.

This Agreement shall enure to the benefit of and be binding upon the parties hereto, their respective successors and assigns.

13.

This Agreement shall be governed and interpreted in accordance with the laws of the Province of British Columbia.

14.

This Agreement contains the whole agreement between the parties and there are no warranties, representations, terms, conditions, or collateral agreements, whether express, implied or otherwise, other than as expressly set forth in this Agreement.

S

15.

The parties have entered into this Agreement subject to Regulatory Approval and conditional upon the transaction herein being a 'minor transaction" as that term is defined in VSE Listings Policy Statement No. 9 dated January 17, 1994 and that Section 42 of the B. C. Securities Act does not apply to the issuance of the Shares by reason of Section 55(23(181 of the B.C. Securities Act and the Purchaser will within the time required by the B.C. Securities Act file a report in the required form disclosing distribution of the Shares to the Vendor together with any applicable filing fee.

16.

The invalidity of any particular provision of this Agreement shall not affect any other provision herein, and in such event. this Agreement shall be construed as if such invalid provision was omitted.

17.

Words of the singular number and masculine gender shall include words of the plural number, feminine or neuter genders, or firms and corporations, and vice versa.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of and from the day and year first above written.

SCHEDULE "A"

CLAIM NAME	TITLE NUMBER CLAIM OR LEASE
COPPER #100	331786	Claim
COPPER #200	331787	Claim

SCHEDULE 'B'

PAYMENT OF NET SMELTER RETURNS AND GROSS PROCEEDS

The royalty of the Net Smelter Returns and Gross Proceeds payable to the Vendor hereunder shall be paid quarterly, within 60 days after the end of each fiscal quarter of the Purchaser. The records relating to the calculation of the Net Smelter Returns and Gross proceeds shall be audited annually at the end of each fiscal year of the Purchaser and:

(a)

any adjustments of royalties payable to the Vendor shall be made forthwith:

(b)

a copy of the audited statements shall be delivered to the Vendor as soon as practicable;

(c)

the Vendor shall have 90 days after receipt of such statements to question their accuracy in writing, and faring such objection. the statements shall be deemed prima facie correct.

The Vendor or an auditor duly appointed in writing by the Vendor, shall have the right at all reasonable times. upon written request, to inspect and obtain copies of those of the books and financial records of the Purchaser as are relevant to the determination of Net Smelter Returns and Gross Proceeds and at their own expense to make copies thereof.

GROSS PROCEEDS DEFINITION

"Gross Proceeds" means, for any period, the aggregate gross revenues received during the period from the sale of diamonds produced from the operation of the Claims.

SCHEDULE "E" TO THE OPTION AND JOINT VENTURE AGREEMENT
EXECUTED MARCH 24, 1999 AND MADE EFFECTIVE AS OF OCTOBER 22, 1997
BETWEEN NORANDA MINING AND EXPLORATION INC.
AND BOOKER GOLD EXPLORATIONS LIMITED

THIS AGREEMENT dated the 5th day of December, 1992

BETWEEN:

LORNE SPENCE

Box 24

Tappen, B.C.

VOE 2XO

(hereinafter called the "Optionor"

OF THE FIRST PART

AND

BOOKER GOLD EXPLORATIONS LTD.

Suite 620, 475 Howe St.

Vancouver, B.C.

V6C 2B3

(hereinafter called the "Optionee")

OF THE SECOND PART

WHEREAS:

A.

The optionor is the beneficial owner of an underlying agreement in two 15 claim blocks (the "Claims") as more particularly described in Schedule A and Map I attached hereto, situated in the Omineca District of British Columbia, and

B.

The Optionor has agreed to grant an option to sell his interest in and to the Claims to the Optionee upon the following terms and conditions.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the representations, warranties, covenants, and agreements herein contained, the Optionor hereby gives and grants to the Optionee the sole and exclusive option (Option) to purchase 100% of the Optionor's right title and interest in and to the Claims subject to the following terms and conditions:

1.1

The Option shall be irrevocable and shall be open for exercise by payment by the Optionee to the Optionor of the sum of sixty thousand dollars ($60,000.00) as follows:

(a)

The sum of $10,000.00 within 30 days of signing this agreement

(b)

The sum of $10,000.00 on or before July 21, 1993

(c)

The sum of $40,000.00 on or before December 21, 1993.

Provided that, such payments may be accelerated at any time in the sole discretion of the Optionee. A total sum of $100,000.00 in option payments must be paid prior to the commencement of any commercial production from the property. Should the Optionee purchase the Property as hereinbefore described, prior to December 21, 1994 and every year thereafter a $100,000.00 payment will be made to the Optionor (the Royalty).

The amount received in any calendar year will be deducted from any royalties from the Property earned by the Optionors in the same calendar year.

1.2

Pay to the Optionor 200,000 shares of the Optionee at the following stages:

STAGE	NUMBER OF SHARES RELEASED
On approval of the VSE	50,000
on completion of first stage with recommendations for second stage	50,000
on completion of second stage with recommendations for third stage	50,000
on completion of third stage with recommendations for fourth stage	50,000

1.3

Upon the. Optionee exercising the Option and making the payments referred to in clause 1.1-and the shares in clause 1.2 hereof; the Optionee shall own 100% of the right, title and interest in and to the claims.

2.1

As additional consideration for the Optionor entering into this Agreement, the Optionee acknowledges that its interest in the Claims shall be subject to a royalty or charge in the amount of 4.0 percent of net smelter returns payable to the Optionor on 100 % of the property.

2.2

For The purpose of this clause "Net Smelter Returns" shall mean the actual proceeds received by the Optionee from a smelter or other place of sale or treatment in respect of all ore removed by-the- Optionee from the Claims as evidence by its i-eturiis or settlement sheets after deducting from the said proceeds all freight or other transportation costs from the Claims, or other place of sale or treatment, and any costs incurred in marketing the Product, but without_ any other deduction whatsoever. Net Smelter Returns due and payable to the Optionor hereunder shall be paid within sixty days after receipt of the said actual proceeds by the optionee. Within ninety days after the end of each fiscal year during which any ore was shipped from the Claims the records relating the calculation of Net Smelter Returns during that fiscal year shall be delivered to the Optionor, upon written request, who shall have sixty days after receipt of such statements to question their accuracy and failing such question, the statements shall be deemed correct. The Optionor or his representative duly appointedin writing shall have the right at all reasonable times upon written request to inspect such books and financial records of the Optionee as are relevant to the determination of Net Smelter Return and at his own expense to make copies thereof.

3.

During the term of this Agreement the Optionee shall have the exclusive possession and control of the Claims and the right by its employees, agents, or contractors to explore, prospect, examine, develop and mine the claims in such a manner as the Optionee, in its sole discretion, shall decide.

4.

The Optionor represents and warrants that subject to the underlaying Agreement (Schedule A) it is the beneficial owner of an undivided 100% interest in and to the Claims free and clear of all liens, charges and encumbrances and conflicting claims and

1.

rights of whatsoever nature and kind, that the Claims are in good standing and that it has full power, absolute authority, and capacity to enter into this Agreement without obtaining the consent of any other person or body corporate and that no other person or body corporate has any agreement, option, right or privilege capable of becoming an agreement for the purchase of the Claims or an interest therin save as might be expressly set out herein.

5.

Upon the payment of the $10,000.00 (TEN THOUSAND DOLLARS) the Optionor will deliver to the Optionee a registrable transfer of the Claims to be held in trust by the Optionee's solicitor until the Option is duly exercised and completed.

6.

The Optionee represents and warrants to the Optionor it is a corporation duly organized, validly existing and in good standing under the laws of the Province of British Columbia with full power, absolute authority and capacity to enter into this Agreement and to carry out the transaction contemplated herein.

7.

Any payment required to be made hereunder shall be made payable and delivered in the manner for the giving of notice as herein provided.

8.

The Optionor agrees to execute and deliver to the Optionee such bills of sale, transfers or other documentation required to transfer an undivided 100% interest in and to the Claims to the Optionee concurrently upon the execution of this Agreement. The Optionee has the right to record the bills of sale, transfers and other documentation with the appropriate governmental agency to effect a transfer of the recorded ownership of the Claims to the Optionee but the beneficial ownership to the Claims shall be subject to the terms of this Agreement.

9.

During the currency of this Agreement the Optionee agrees to:

(a)

use its best efforts to complete the required assessment work on each claim for any year it is due. If the Optionee decides not to complete the assessment work on any claim or claims in the year work is due for that claim or claims, the Optionee must notify the Optionor of this decision my July 15 of the year in Question. Ownership of that claim or claims would then revert back to the Optionor. If the Optionee does not notify the Optionor by July 15 of the given year the Optionee is responsible for the completion of the assessment work for that period;

(b)

subsequent to the requirements set out in sub-clause (a) hereof and commencing in 1992 the Optionee agrees to keep the Claims free and clear of all liens and encumbrances arising from its operations hereunder and in good standing by carrying out all required assessment work by September 15 of each year and filing all necessary work with the appropriate governmental agency by September 30 of each year and to pay all taxes required to be paid and by doing all other acts and things and making all other payments required to be made which may be necessary in that regard;

(c)

conduct all work on or with respect to the Claims in a careful and minerlike manner and in accordance with the applicable laws of the Province of British Columbia and indemnify and save the Optionor harmless from any and all claims, suits or actions made or brought against the Optionor as a result or work done by the Optionee on or with respect to the Claims;

(d)

obtain and maintain, or cause any contractor to obtain and maintain, during any period in which active work is carried out hereunder, adequate workers' compensation insurance in accordance with the applicable laws of the Province of British Columbia;

(e)

permit the Optionor or its representative, duly authorized by it, in writing, at its own risk and expense, access to the Claims at all reasonable times; and

(f)

provide the Optionor with summaries of exploration and development performed on the Claims and to deliver a copy of any engineering report prepared in connection with the Claims.

10.1

The Option shall terminate:

(a)

upon the failure of the Optionee to make any of the payments or issue any shares to the Optionor as specified in clause 1 hereof by the dates specified;

(b)

upon the Optionee giving notice of termination to the Optionor; and

(c)

upon the expiration of thirty days after service of notice to the Optionee in writing by the Optionor of a breach by the Optionee of any condition or covenant hereinc contained to be observed or performed, if such breach has not theretofore been rectified; or

(d)

upon the notification by the Optionee to the Optionor, pursuant to clause 9 (a), that the Optionee intends to complete the assessment work on none of the claims for the given period.

10.2

Upon termination of the Option all obligations or liabilities hereunder of whatever nature of the parties shall cease and determine except for the obligation of the Optionee to transfer recorded ownership of the Claims to the Optionor and to leave the Claims free and clear of any liens, charges or encumbrances arising from its work thereon, or for materials or supplies delivered thereto at its request. The Optionee shall have the right for eighteen months thereafter to remove any machinery, - equipment or supplies brought on to the Claims by it.

10.3

Failure of the Optionee to comply with any of its obligations under this Agreement constitutes a default of this Agreement which, thereafter, will cause all rights and interests of the Optionee in and to the Agreement and the Claims to revert to the Optionor, provided that the Optionee has received 30 days written notice of said default from the Optionor and has not remedied the default within 30 days of the said notice.

11.

The rights of neither party shall be prejudiced by events beyond a party's reasonable control, including, without limiting, environmental restrictions or approvals, the exigencies of nature, government, and acts of God particularly as they may affect exploration and development of the Claims but excluding the want of funds. All times herein provided for shall be extended by the period necessary to cure any such event and the party affected shall use all reasonable means to do so promptly. Each party agrees to cooperate with the other in applying for and obtaining all required Federal, Provincial and other governmental approvals.

12.

The data and information comming into the possession of the Optionor by virtue of this Agreement shall be kept confidential and shall not be disclosed to third parties without the written consent of the Optionee.

13.

Nothing in this Agreement shall be deemed to constitute the Optionor the partner of the Optionee.

14.

Time shall bve of the essence of this Agreement and should the parties fix new dates for the performance of any obligation time shall thereafter again be of the essence of this Agreement.

15,

The parties hereby agree that each and every mineral claim (including internal fractions), or interest therein which they acquired subsequent to December 5, 1992, or may stake or otherwise acquire during the currency of Agreement and which lies in whole or in part within six kilometres of any part of the Claims, shall at the option of the other party form a part of the Claims. Either party shall upon acquisition of any additional claims, give notice to the other party of all such additional claims which it has acquired and thereafter the other party shall have 30 days within which to give notice of its desire to have such additional claims form part of the Claims. The Optionee shall be responsible to pay the costs of acquiring the additional claims. All title to such additional claims shall be held subject to the terms of this Agreement.

16.

The Optionor and the Optionee acknowledge this Agreement is subject to the approval of the Vancouver Stock Exchange and agree to promptly comply with all conditions and requirements which may be required by the Vancouver Stock Exchange.

17.

The Optionee has the right to purchase 100% of the said property for a Two Million Dollar ($2,000,000.00) buy out.

1.

18.

This Agreement shall be construed with and governed by the laws of the Provinc of British Columbia. All references herein to sums of money shall be deemed to refer to Canadian.

19.

Any notice given pursuant hereto shall be in writing and shall be delivered or mailed by pre-paid registered post to the other party at its address set forth in the beginning of this Agreement and if so delivered shall be deemed to be effective immediately and if so mailed shall be deemed to have been given on the fifth postal delivery day following the date of mailing.

20.

The Optionor will indemnify and save the Optionee harmless from all loss, damage, costs, actions and suits arkising out of or in connection with any breach of any representation warranty, covenant, agreement, or condition made by him and contained in this Agreement. The Optionor acknowledges and agrees that the Optionee has entered into this Agreement relying on the warranties and representations and other terms and conditions of this Agreement.

21

This Agreement represents the complete understanding of the parties and shall not be deviated from except by a further written Agreement. Each party agrees to execute further documents necessary to give effect to this Agreement.

22.

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators and assigns.

IN WITHESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

Witness

Lorne Spence

The Corporate Seal of BOOKER GOLD
EXPLORATIONS LTD.
was hereunto affixed in the presence of: c/s

MEMORANDUM OF AGREEMENT

This Agreement made as of the 2nd day of September, 1992 between:

LORNE SPENCE of Box 235, Kamloops,

British Columbia (hereinafter called

the "Optionee”)

OF THE FIRST PART AND

PETER F. BLAND of Burns Lake, British

Columbia and

DAVID, J. CHAPMAN of Smithers, British

Columbia (hereinafter collectively called

the "Optionors")

OF THE SECOND PART

In 'consideration of the mutual covenants and promises contained herein, the Optionors jointly and severally hereby  warrant, covenant and agree with the Optionee as follows:

1. a)

Peter F. Bland and David J. Chapman are the

registered Joint owners of the Property, that the Optionors are the sole beneficial owners of a 100%

interest in the Property and that the Optionors have the full right and authority to dispose of the

Property;

b)

Each of the Optionors is not a non-resident of Canada for the purposes of section 116 of the Income Tax Act (Canada) and that there are no adverse interests or other agreements affecting the Property;

c)

The Property is free and clear of all claims. lions and encumbrances whatsoever, registered or unregistered; that the Property is properly described hereunder and that each of the mining claims comprising the Property has been duly and properly staked, recorded and is in good standing under the laws of the Province of British Columbia;

2  -

d)

The Optionors have made available to the Optionee all information in their possession or control relating to work done on or with respect to the Property which could reasonably be considered to be materially significant in indicating that the Property may or may not have potential for economic mineralization.

The Optionors acknowledge and agree that the Optionee is entering into this letter agreement relying upon the representations and warranties made to it herein, and the correctness of each such representation and warranty is a condition upon which the Optionee is entering into this agreement, each of which condition may be waived in whole or in part solely for the benefit of and at the discretion of the Optionee. It is also agreed that all such representations and warranties shall survive the execution and delivery of this agreement and the transactions contemplated hereby.

3.

In order to purchase an undivided 100%.in the Property, the Optionee shall pay the Optionors the sum•of sixty thousand dollars ($60,000.00) as folloWs:

a)

the sum of ES, 000.00 upon the signing of this _ Agreement;

b)

the sum of S5, 000.00 on or before December 21, 1912;

c)

the further sum of 110,000.00 to be paid on or before July 21, 1993; and

d)

the further sum of $40,000.00 to be paid on or before December 21, 1993:

provided that, such payments may be accelerated at any time in the sole discretion of Lorne Spence. A total sum of S100,000.00 in option payments must be paid prior to the commencement of any commercial production from the Property.

3

4.

Should the Optionee purchase the Property as hereinbefore described, prior to December 21, 1994 and every year thereafter a $100,000.00 payment will be made to the Optionors (the "Royalty"). The amount received in any calendar year will be deducted from any royalties from Property earned by the Optionors in the same calendar year.

5. Should the Optionee purchase the Property as hereinbefore described; a two percent (2%) Net Smelter Return Royalty based upon commercial production will be granted to the Optionors. In calculating Net Smelter Return Royalty, the provisions of Schedule “A” attached hereto shall apply. $100,000.00 is to be paid before production starts to Optionor by Optionee.

6.

Upon the execution of this Agreement, the Optionors will forwith execute good and sutticient transfers of the Property to the Optionee, who shall hold title to the Property in trust for itself and the Optionors until such time as the Optionee may earn its interest in the property as hereinbefore described. If the Optionee makes all of the option payments as described in paragraph 3, title to the property shall automatically vest in the Optionee subject to the Royalty. If this agreement is terminated, the Optionee shall forthwith reconvey title of the Property to the Optionors or their nominee and the entitlement to any royalty from the Optionee from the Property shall cease immediately.

7.

The Optionors hereby give and grant to the Optionee the right to have quiet and exclusive possession of the Property during the currency of this agreement with a full right to sample, examine, diamond drill, develop or mine the Property in such a manner as the Optionee in its sole discretion may deem properly and to erect, bring and install thereon all such buildings, machinery, equipment and supplies as the Options shall deem necessary and proper. In the event of termination of the Option heroin granted by lapse or otherwise, all buildings, plant, equipment, machinery, tools, appliances and supplies which have been brought upon the Property either before or during the currency of this agreement may be removed by the Optinee at any time not later than eighteen (18) months after the termination of this agreement and, if not so removed, shall become the property of the Optionors. Upon termination, the Optionee shall, on demand and at its expense, deliver to the Optionors one set of copies of assay plans and diamond drill records and other pertinent detail, it any, prepared by or for the Optionee relative to any work done on the Property.

4

8.

Any cash or royalty payments to be made by the Optionee to the Optionors shall be properly made if made as to 50% to David J. Chapman and as to 50% to Peter F. Bland at their respective current addresses as set out in this agreement or such other address as either respective party may in writing designate. Unless otherwise indicated herein, all references in this agreement to monetary amounts are expressed in Canadian currency_

9.

The Optionee hereby covenants and agree; not to sell, transfer, assign or otherwise dispose of all or part of its interest in the Property to any person unless such person has first agreed in writing with the Optionors that it will assume and be bound by all of the obligations under this Agreement of the Optionee. A copy of any such agreement shall be tarnished to the Optionors.

10.

Time shall be of the essence provided, however, that if the Optionee should be delayed in, or prevented from, examining and exploring the property by strikes, governmental regulations or any other causes whatsoever beyond the control of the Optionee, the time within which the Option may be exercised and the time for making each of the aforesaid cash payments shall be extended by the total period of all such delays.

11.

If the said Option hereby granted is not exercised, the Optlonee will, on request, deliver to the Optioner one set of plans and records that will show the essential results of its investigation of the Property and if any diamond drilling has been done, then the cores, except portions taken for assay purposes, shall be left on the Property.

12.

In the event the Optionee does not make any of the_payments listed in paragraph 3 above on the due date, the Optionors shall give notice of such non-payment to the Optionee and thereafter should the Optionee fail to make such payment within five (5) business days of the receipt of said notice, then the Option shall be terminated as of such date and the Optionee will transfer title to the Property to the Optionors within thirty (30) days of the date of termination.

13.

The Optionee shall indemnity and save harmless and defend the Optionors from any and all claims arising out of the operations which may be conducted upon the Property by the Optionee during the currency of this Agreement.

1.

- 5 -

14. All notices required to be served hereunder shall be deemed to have been properly served or delivered by hand or sent by registered mail, postage prepaid, to the parties at the following addressess;

LORNE SPENCE	PETER F. BLAND	DAVID J. CHAPMAN
P.O. Box 235,	Burns Lake, B.C.	Smithers, B.C.
Kamloops, B.C.	Box 864	Box 2139
	V0J 1C0	V0J 2N0

or such other addresses as a party may in writing designate.

15. This is an Option Agreement only and the Optionee is not ogligated to make any payments or incur any expenditures or do anything else hereunder. The Optionee may at any time terminate this Agreement by giving notice to that effect to the Optionors addressed as above.

16. The Optionee will, during the currency of the Option, maintain the Property in good standing and if the Agreement should be terminated, for a period of one (1) year after the date of termination.

17. Any noted deficiency in the execution of this Agreement will be corrected within thirty (30) days after receipt of written notification by the Optionee.

18. The parties acknowledge and agree that this Agreement shall be interpreted and governed in accordance with the laws of the Province of British Columbia.

19. The Optionee has the right to purchase 100% of the said Property for a One Million Dollar ($1,000,000.00) buyout.

20 Any claims staked by the Optionee within 2 km of the claims covered by this Agreement shall be included in this Agreement.

Bland

15:20 P.10

- 6 -

20. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respecitve heirs, administrators, executors, successors and assigns.

SIGNED, SEALED AND DELIVERED
in the presence of:

Witness	**LORNE SPENCE**
Witness	**PETER F. BLAND**
Witness	**DAVID J. CHAPMAN**

LS/rd

THIS AGREEMENT made and dated for reference the 28th day of January, 1999

BETWEEN:

LORNE SPENCE, of Box 235, Kamloops, British Columbia;

(hereinafter referred to as "Spence")

OF THE FIRST PART

AND:

,IACQUIE BLAND, of Burns Lake, British Columbia; and

DAVID ,I. CHAPMAN, of Smithers, British Columbia;

(hereinafter referred to as "Jacquie Bland" and "Chapman")

OF THE SECOND PART

AND:

BOOKER GOLD EXPLORATIONS LTD., of 10th Floor - 609 West Hastings Street, Vancouver, British Columbia;

OF THE THIRD PART

WHEREAS Spence, Peter F. Bland and Chapman entered into an option agreement (the "First Agreement") dated September 2, 1992 in respect to the mineral claim located in the Omineca Mining Division of the Province of British Columbia, which are more particularly described in Schedule A and Map I attached to an Option Agreement (the "Second Agreement") between Spence and Booker dated December 5, 1992.

AND WHEREAS Peter F. Bland is deceased and Jacquie Bland has inherited the interest of Peter F. bland in the First Agreement.

AND WHEREAS the parties hereto wish to modify and amend the terms of the First Agreement and the Second Agreement.

AND WHEREAS paragraph 4 of the First Agreement and paragraph 1.1 of the Second Agreement provide for yearly payments (the "Royalty Payments").

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the payments and the premises, the mutual covenants and agreements hereinafter contained, the parties hereto have agreed and do hereby agree as follows:

1.

The parties hereto agree that in the place and stead of the Royalty Payments to be made for the years 1997, 1998 and 1999, Booker, within five (5) days of receipt of Vancouver Stock Exchange approval of this Agreement, shall issue and allot to each of Chapman and Jacquie Bland One Hundred and Fifty Thousand (150,000) common shares at a deemed price equal to the market price of the said common shares on the date of such approval.

2.

The amount of the deemed price for all of the shares so issued shall be deducted from the amount of $300,000 and the balance shall be added to the buyout payment price which is described in paragraph 19 of the First Agreement.

3.

This Agreement shall not effect the calculation or payments to be made as Royalty Payments from the year 2000 and succeeding years.

4.

The parties hereto agree that the First Agreement and the Second Agreement are in full force and effect save as provided for in this agreement.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first above written.

-3-

SIGNED, SEALED AND DELIVERED by ~~JACQUIE~~ BLAND, in the presence of: Jackie

____
Name

____
Address

____
Occupation

____
~~JACQUIE~~ BLAND
Jackie

SIGNED, SEALED AND DELIVERED by **DAVID J. CHAPMAN** in the presence of:

Fred Bland
Name

Box 1015 Smithers
Address

Bus. Manager
Occupation

____
DAVID J. CHAPMAN

-4-

THE CORPORATE SEAL of **BOOKER GOLD EXPLORATIONS LTD.**, was hereunto affixed in the presence of:	)	
______________________________	)	C/S
______________________________	)

THIS AGREEMENT made as of the 15th day of June, 1995,

BETWEEN:

WINBOURNE INTERNATIONAL CAPITAL MANAGEMENT LTD., a body corporate duly incorporated pursuant to the laws of the commonwealth of the Bahamas and having its head office at The Private Trust Corporation, (Charlotte House); Charlotte Street, P.O. Box N. 65, Nassau, The Bahamas

(the "Vendor")

OF THE FIRST PART AND:

BOOKER GOLD EXPLORATIONS LIMITED, a body corporate duly incorporated under the laws of the Province of British Columbia and having an office at 10th Floor, 609 West Hastings Street, in the City of Vancouver, Province of British Columbia, V6B 4W4;

("the "Purchaser")

OF THE SECOND PART

WHEREAS:

A.

The Vendor is the beneficial owner of a 100% interest in mineral titles staked pursuant to the Mineral Tenure Act, Province of British Columbia, as more particularly described in the attached Schedule A, (the "Claims"), and summarily described as Claim Names CUB #100, CUB #200, CUB #300;

B.

The Vendor and the Purchaser deal at arms length;

C.

The Vendor wishes to sell and the Purchaser wishes to purchase the Claims on the terms hereinafter provided;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants, agreements and promises herein contained the parties hereto covenant, agree, represent and promise each with the other as follows:

1.

The Vendor agrees to sell and the Purchaser agrees to purchase the Claims, subject to the terms and conditions of this Agreement and subject further to the reservation in favour of the Vendor of a 3% net smelter return royalty to be effective following the commencement of commercial production of the Claims (the "NSR"). The NSR shall be subject to a 2% buyback in 1% increments at $500,000.00 per 1%.

2.

In consideration of and for the sale of the Claims, the Purchaser shall issue and allot to the Vendor a total of 100,000 no par value common shares of the Purchaser (the "Shares"), subject to regulatory approval as set out in paragraph 15 hereto.

3.

The Vendor warrants and represents that:

a.

it is a body corporate which is duly incorporated, validly existing and in good standing with respect to the filing of annual reports under the laws of the Province of British Columbia with full power, absolute authority and capacity to enter into this Agreement and to carry out the transaction contemplated hereby;

b.

it is the beneficial owner as to a full and unrestricted 100% right, title and interest in and to the Claims;

c.

the Claims are free and clear of all liens, charges and encumbrances;

d.

the Claims have been duly and validly staked and recorded in accordance with the applicable laws of the Province of British Columbia and are valid and subsisting mineral claims as at the date of execution and delivery of this Agreement;

e.

it has the sole right to convey the Claims to the Purchaser notwithstanding any prior act and no other person, firm or corporation has any proprietary or other interest in the Claims; and

f.

the Purchaser shall have quiet possession of the Claims free from any and all claims and encumbrances.

4.

The Purchaser warrants and represents that:

a.

it is a body corporate which is duly incorporated, validly existing and is in good standing with respect to the filing of annual reports under the laws of the Province of British Columbia with full power, absolute authority and capacity to enter into this Agreement and to carry out the transaction contemplated hereby;

b.

it has an authorized share capital of 20,000,000 no par value common shares; and

c.

if any shares are to be allotted and issued pursuant to this Agreement, they shall be issued as fully paid and non-assessable.

5.

The Vendor covenants and agrees to grant, assign, convey and transfer unto the Purchaser an undivided 100% right, title and interest in and to the Claims by good, proper and sufficient conveyance to the Purchaser, its successors or assigns, to and for its and their sole and only benefit and use forever, subject only to such mining laws relating to the Claims in force from time to time within the Province of British Columbia and the reservation by the Vendor of the NSR payable as outlined in Schedule B. The NSR is subject to a 2% buy back

6.

The Vendor covenants and agrees, for the purpose of registering the transfer of the Claims contemplated by this Agreement, to execute and deliver, or cause to be executed and delivered, to the Purchaser concurrently with payment of the cash consideration and issuance and delivery of the share consideration by the Purchaser, a Bill of Sale or other acceptable transfer document in recordable form transferring the Claims to the Purchaser subject only to the NSR.

7.

The parties hereto covenant and agree to execute such further and other documents and deeds and to give such further and other assurances as may be necessary to fully implement this Agreement.

8.

For the purposes of this Agreement, the term "net smelter return" shall include all monies realized and actually received on the sale of any ores or minerals mined or extracted from the Claims, including any premiums, bonuses and subsidies, less, if any, such ores or minerals requiring smelting or other processing, all monies paid or payable on account of:

a.

loading and transportation of the ores or minerals from the Claims or any mill erected on or about the Claims to the smelter or other purchaser;

b.

freight allowance and severage taxes or royalties that may be paid to the Province of British Columbia;

a.

c.

penalties and other deductions whatsoever paid or payable in relation to the sale of the ores or minerals;

d.

in the event that a local or on-premises treatment facility or mill is installed, costs and expenses related to the operation of such facility which are attributable, on a pro-rata basis, to the amount of ores and minerals which are processed from the Claims; and

e.

smelter treatment charges.

9.

For the purposes of this Agreement, commercial production of the Claims shall be determined to have commenced on the date upon which cash proceeds, not including proceeds received from the sale or disposition of mineral products for assay or testing purposes, having been received by the Purchaser from the sale of mineral products derived from the Claims. It is expressly understood that the Purchaser shall be under no obligation whatsoever to place the Claims into production, and in the event commercial production is commenced, the Purchaser shall have the right at any time to curtail or suspend such production as it may in its absolute discretion determine.

10.

The parties have entered into this Agreement subject to Regulatory Approval.

11.

This Agreement shall enure to the benefit of and be binding upon the parties hereto, their respective successors and assigns.

12.

This Agreement shall be governed and interpreted in accordance with the laws of the Province of British Columbia.

13.

This Agreement contains the whole agreement between the parties and there are no warranties, representations, terms, conditions, or collateral agreements, whether express, implied or otherwise, other than as expressly set forth in this Agreement.

14.

The parties have entered into this Agreement subject to Regulatory Approval and conditional upon the transaction herein being a "minor transaction" as that term is defined in VSE Listings Policy Statement No. 9 dated January 17, 1994 and that Section 42 of the B. C. Securities Act does not apply to the issuance of the Shares by reason of Section 55(2)(18) of the B.C. Securities Act and the Purchaser will within

1.

5

the time required by the B. C. Securities Act file a report in the required form disclosing distribution of the Shares to the Vendor together with any applicable filing fee.

15.

The invalidity of any particular provision of this Agreement shall not affect any other provision herein, and in such event, this Agreement shall be construed as if such invalid provision was omitted.

16.

Words of the singular number and masculine gender shall include words of the plural number, feminine or neuter genders, or firms and corporations, and vice versa.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of and from the day and year first above written.

SCHEDULE "A"

CLAIM NAME	TITLE NUMBER	CLAIM OR LEASE
CUB #100	331783	Claim
CUB #200	331784	Claim
CUB #300	331785	Claim

SCHEDULE "B"

PAYMENT OF NET SMELTER RETURNS AND GROSS PROCEEDS

The royalty of the Net Smelter Returns and Gross Proceeds payable to the Vendor hereunder shall be paid quarterly, within 60 days after the end of each fiscal quarter of the Purchaser. The records relating to the calculation of the Net Smelter Returns and Gross proceeds shall be audited annually at the end of each fiscal year of the Purchaser and:

(a)

any adjustments of royalties payable to the Vendor shall be made forthwith;

(b)

a copy of the audited statements shall be delivered to the Vendor as soon as practicable;

(c)

the Vendor shall have 90 days after receipt of such statements to question their accuracy in writing, and failing such objection, the statements shall be deemed prima facie correct.

The Vendor or an auditor duly appointed in writing by the Vendor, shall have the right at all reasonable times, upon written request, to inspect and obtain copies of those of the books and financial records of the Purchaser as are relevant to the determination of Net Smelter Returns and Gross Proceeds and at their own expense to make copies thereof.

GROSS PROCEEDS DEFINITION

"Gross Proceeds" means, for any period, the aggregate gross revenues received during the period from the sale of diamonds produced from the operation of the Claims

SCHEDULE "G" TO THE OPTION AND JOINT VENTURE AGREEMENT
EXECUTED MARCH 24, 1999 AND MADE EFFECTIVE AS OF OCTOBER 22, 1997
BETWEEN NORANDA MINING AND EXPLORATION INC.
AND BOOKER GOLD EXPLORATIONS LIMITED

ROYALTY INTEREST

 1.

Net Smelter Returns shall mean any and all amounts received, from time to time, by the Owner for product extracted from ore mined from the Property deducting therefrom all expenses relating to the treatment of such product at any smelter, refinery or mint, including all costs and charges for the treatment, tolling, smelting, refining or minting such product and all costs and charges associated therewith, such as costs and charges in respect of transportation, insurance, handling, weighing, sampling, assaying and marketing, as well as penalties, representation charges, referee's fees and expenses, import taxes and export taxes; that is to say, Net Smelter Returns shall mean the net amount received by the Owner from a smelter, refinery or mint, as the case may be, less all costs and charges associated with marketing, selling and delivering the product to the smelter, refinery or mint, as the case may be.

 2.

If the product is treated at a smelter, refinery or mint owned, operated or controlled by the Owner or an affiliate of it. all costs and charges referred to in 1. shall be equivalent to the prevailing competitive rates charged by similar smelters, refineries or mints, as the case may be, in arm's length transactions for the treatment of like qualities and quality of product.

 3.

Net Smelter Returns shall be calculated by the Owner at the end of the calendar quarter in which the ores or concentrates from the Property were sold or otherwise deemed disposed of and payment to the Royalty Holder shall be made by the Owner within 45 days after the end of each quarter.

 4.

The Owner shall provide the Royalty Holder with an annual statement of the Net Smelter Returns as of the end of each December 31st on or before the 31st day of March following such 31st day of December. The Owner shall maintain adequate records which shall be made available to the Royalty Holder for a period of eight (8) months following the delivery of such annual statement by the Owner se as to enable the Royalty Holder to verify the correctness of its determination of Net Smelter Returns. If the Royalty Holder disputes, in writing, the correctness of the Owner's determination of Net Smelter Returns, the determination of whether an entry has been properly categorized or calculated shall be finally made by an independent auditor to be appointed by the Owner if the parties cannot agree between themselves. If the Royalty Holder does not dispute, in writing, the correctness of the Owner's determination of Net Smelter Returns within eight months following the delivery of an annual statement such annual statement shall be deemed to be correct and Royalty Holder shall waive all of its rights to challenge same.

 5.

All profits and losses resulting from the Owner engaging in any commodity futures trading, option trading, metals trading, gold loam or any combination thereof, and any other hedging transactions with respect to Mineral Products (collectively, "Hedging Transactions") are specifically excluded from calculations of the payments on account of the Royalty Interest pursuant to this Schedule "G" (it being the intent of the parties that the Owner will have the unrestricted right to market and sell Mineral Products to third parties in any manner it chooses and that the Royalty Holder will not have any right to participate in such marketing activities or to share in any profits or losses

1.

therefrom). All Hedging Transactions by the Owner and all profits or losses associated therewith, if any, will be solely for the Owner's account.

SCHEDULE "H" TO THE OPTION AND JOINT VENTURE AGREEMENT
EXECUTED MARCH 24, 1999 AND MADE EFFECTIVE AS OF OCTOBER 22, 1997
BETWEEN NORANDA MINING AND EXPLORATION INC.
AND BOOKER GOLD EXPLORATIONS LIMITED

ACKNOWLEDGEMENT AND AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by us, we, Lorne Spence, Jackie Bland as the sole beneficiary of the estate interest of Peter F. Bland and David L. Chapman hereby acknowledge and agree that the following 32 located mineral claims situated in the Omineca Mining Division of the Babine District, British Columbia and known as the Morrison Property shall not be subject to section 15 of the agreement dated December 5, 1992 between Lorne Spence and Booker Gold Explorations Ltd. (the "Spence Agreement") or form part of the claims under the Spence Agreement and shall not be subject to section 20 of the agreement dated September 2, 1992 between Lorne Spence, Peter F. Bland and David L. Chapman as amended by an agreement dated January 28, 1999 (the "Underlying Agreement") or form part of the Property covered by the Underlying Agreement and that Lorne Spence, Jackie Bland as the sole beneficiary of the estate interest of Peter F. Bland and David L. Chapman in no way acquire any right or interest in the Morrison Property as a result of the Option and Joint Venture Agreement made effective as of October 22, 1997 between Noranda Mining and Exploration Inc. and Booker Gold Explorations Limited and the grant of the Booker Option.

Claim Name	Record #
ALVA 1	243863
ALVA 2	243864
DULL AXE 1	244266
DULL AXE 2	244267
DYKE 1	360773
DYKE 2	360774
DYKE 3	360775
DYKE 4	360776
DYKE 5	360777
DYKE 7	244320
ELLEN 1	243847
ELLEN 2	243848
ELLEN 3	243849
ELLEN 3 FR	243879
ELLEN 4	243850
ELLEN 5	243851
ELLEN 6	243852
ELLEN 7	243853
ELLEN 8	243854
ELLEN 9	243855

-2 -
Claim Name	Record #

ELLEN 10	243856
ELLEN 11	243857
ELLEN 12	243858
ELLEN 13	243859
ELLEN 14	243860
ELLEN 15	243861
ELLEN 16	243862
FRANCES 25	244011
FRANCES 27	244012
PATCH	244326
SHE 13	244278
SHE 14	244'279

Lorne Spence furthermore acknowledges and agrees that the Spence Agreement has been amended to eliminate all cash payments referred to in section 1.1 of the Spence Agreement and confirms that the Spence Agreement otherwise continues in full force and effect and is in good standing.

Acknowledged and agreed to this 12 day of May, 1999.

LORNE SPENCE

Acknowledged and agreed to this 12 day of May, 1999.

Acknowledged and agreed this ______ day of ________, 1999.

DAVID L. CHAPMAN

- 2 -

Acknowledged and agreed to this ______ day of _________, 1999.

____
LORNE SPENCE

Acknowledged and agreed to this ______ day of _________, 1999.

Acknowledged and agreed this 1 day of April, 1999.

____
DAVID L. CHAPMAN